UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

(AMENDMENT NO.      )
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QUIKSILVER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
APPROVAL OF AMENDMENT OF 2000 STOCK INCENTIVE PLAN TO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
OWNERSHIP OF SECURITIES
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NOMINATIONS AND STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
ANNEX A
APPENDIX

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 22, 2011
To The Stockholders of Quiksilver, Inc.:
          The Annual Meeting of Stockholders of Quiksilver, Inc. will be held at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, on Tuesday, March 22, 2011, at 10:00 a.m. local time, for the following purposes:
          1. To elect 9 directors to serve on our board of directors until the next annual meeting of stockholders or until their successors are duly elected and qualified;
          2. To consider and vote upon a proposal to approve the amendment of our 2000 Stock Incentive Plan to (i) increase the maximum number of shares reserved for issuance under the plan by 10,000,000 shares and (ii) increase the maximum number of reserved shares that may be issued pursuant to restricted stock and restricted stock unit awards under the plan by 10,000,000 shares;
          3. To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers;
          4. To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of our named executive officers should be held once every one, two or three years; and
          5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
          At the annual meeting, the board of directors intends to present Douglas K. Ammerman, William M. Barnum, Jr., James G. Ellis, Charles S. Exon, M. Steven Langman, Robert B. McKnight, Jr., Robert L. Mettler, Paul C. Speaker and Andrew W. Sweet as nominees for election to the board of directors.
          The board of directors recommends stockholders vote FOR each of the director nominees listed above, FOR Proposals 2 and 3 and for “THREE YEARS” with respect to Proposal 4.
          All stockholders are cordially invited to attend the annual meeting in person. Only stockholders of record at the close of business on January 26, 2011 will be entitled to vote at the annual meeting or any adjournment or postponement of the meeting.
          A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly execute the enclosed proxy and return it in the enclosed addressed envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

By Order of the Board of Directors,

QUIKSILVER, INC.

ROBERT B. McKNIGHT, JR.
Chairman of the Board,
Chief Executive Officer and President
Huntington Beach, California
February 9, 2011
YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QUIKSILVER, INC.
15202 Graham Street
Huntington Beach, California 92649

ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 22, 2011

PROXY STATEMENT

General
          The enclosed proxy is solicited by the board of directors of Quiksilver, Inc. for use at our Annual Meeting of Stockholders to be held at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, on Tuesday, March 22, 2011, at 10:00 a.m. local time, and any and all adjournments or postponements of the meeting. We intend to cause this proxy statement and form of proxy to be mailed to our stockholders on or about February 11, 2011.
Voting; Quorum; Abstentions and Broker Non-Votes
          The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. Only holders of record of the 164,662,794 shares of our common stock outstanding at the close of business on January 26, 2011 will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement of such meeting. On each matter to be considered at our annual meeting, stockholders will be entitled to cast one vote for each share held of record on January 26, 2011.
          The required quorum for the transaction of business at the annual meeting is a majority in voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by our certificate of incorporation, our bylaws, the rules and regulations of any stock exchange applicable to us or applicable law or regulations, all matters other than the election of directors coming before the annual meeting shall be decided by the vote of the holders of a majority in voting power of the shares of stock entitled to vote thereon present in person or represented by proxy at the annual meeting. Votes cast at the annual meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting. Shares of stock represented by a properly signed and returned proxy will be treated as present at the meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of stock represented by “broker non-votes” will also be treated as present for purposes of determining a quorum. Broker non-votes are shares of stock held in record name by brokers or nominees as to which:
•	instructions have not been received from the beneficial owners or persons entitled to vote;
•	the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or
•	the record holder has indicated on the proxy card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.
          Directors will be elected by a plurality of the votes cast. As a result, the 9 nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not affect the election of a nominee who receives a plurality of votes. Each of Proposals 2, 3 and 4 require the approval of a majority in voting power of the shares of voting stock present or represented by proxy at our annual meeting and entitled to vote on the proposal, provided that, with respect to Proposal 2, the total votes cast on such proposal must represent over 50% of the outstanding shares of common stock entitled to vote on the proposal (solely for this purpose, abstentions will be treated as votes cast). Therefore, abstentions as to Proposals 2, 3 and 4 also will have the same effect as votes against the proposal. Broker non-votes as to each of Proposals 2, 3 and 4, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal. Based on the above, Proposal 4 will be approved only if a majority in voting power of the shares of voting stock present or represented by proxy at the annual meeting and entitled to vote on Proposal 4 vote in favor of one of the three time periods presented.
Proxies
          All shares represented by a properly executed, unrevoked proxy received in time for our annual meeting will be voted in the manner specified in such proxy. The board of directors recommends that you vote FOR each of the director nominees identified in Proposal 1, FOR Proposals 2 and 3 and for “Three Years” with respect to Proposal 4. If the manner of voting is not specified in an executed proxy received by us, the proxy holders will vote as the board of directors recommends on each proposal. The named proxy holders may vote in their discretion upon such other matters as may properly come before the meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).
          Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our corporate Secretary, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy.
Solicitation
          We will bear the expense of preparing, printing and mailing this proxy statement and the proxies we solicit. Proxies will be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors, officers and employees in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We have retained Morrow & Co., LLC to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Morrow & Co., LLC $10,000, plus reasonable disbursements for proxy solicitation services.
          We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing and returning the enclosed proxy card will help to avoid additional expense.
          IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 22, 2011: Copies of this Proxy Statement, the form of Proxy and our 2010 Annual Report to Stockholders are available online at http://www.quiksilverinc.com/proxy. Stockholders wishing to attend the annual meeting in person may obtain directions by contacting us at (714) 889-2200.

PROPOSAL 1
ELECTION OF DIRECTORS
General
          Our directors are elected at each annual stockholders meeting and hold office until the next annual stockholders meeting or until their respective successors are duly elected and qualified. Our bylaws provide that the number of directors constituting the board of directors will be determined by resolution of the board. The number of directors currently authorized is 9.
          All 9 nominees for election to the board of directors are currently serving as directors on our board. Unless individual stockholders specify otherwise, the shares represented by each returned proxy will be voted FOR the election of the 9 nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our board of directors. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.
          The following sets forth certain information concerning our nominees as of January 15, 2011:

Name	Age	Director Since	Positions with Quiksilver
Douglas K. Ammerman	59	2005	Director
William M. Barnum, Jr.	56	1991	Director
James G. Ellis	64	2009	Director
Charles S. Exon	61	2005	Chief Administrative Officer, Secretary, General Counsel and Director
M. Steven Langman	49	2009	Director
Robert B. McKnight, Jr.	57	1976	Chief Executive Officer, President and Chairman
Robert L. Mettler	70	2010	Director
Paul C. Speaker	47	2010	Director
Andrew W. Sweet	39	2009	Director
          Douglas K. Ammerman began his career in 1973 with the public accounting firm of Peat, Marwick, Mitchell (now KPMG). He was admitted to the KPMG partnership in 1984 and formally retired from KPMG in 2002. Mr. Ammerman is a Certified Public Accountant (inactive) and has a Masters Degree in Business Taxation from the University of Southern California. Mr. Ammerman currently serves on the board of directors and is chairman of the audit committee of Fidelity National Financial, Inc., a title insurance company. He also serves on the board of directors of two privately-held companies, El Pollo Loco and William Lyon Homes. Additionally, Mr. Ammerman served on the board of CKE Restaurants, Inc., a restaurant company, until January 2006. The knowledge, perspective and corporate governance expertise Mr. Ammerman has derived from his experience in public accounting, as well as his service on the boards and committees of other public companies, allows Mr. Ammerman the opportunity to lend our board insight into corporate finance, financial reporting, compensation and strategic planning matters.
          William M. Barnum, Jr. currently serves as a director of several private companies, and has been a Managing Member of Brentwood Associates, a Los Angeles based venture capital and private equity investment firm since 1986. Prior to that, Mr. Barnum held several positions at Morgan Stanley & Co. Mr. Barnum graduated from Stanford University in 1976 with a B.A. in Economics and from the Stanford Graduate School of Business and Stanford Law School in 1981 with an M.B.A. and J.D. Mr. Barnum also serves on the board of directors of Zumiez, Inc., an action sports specialty retailer. Due to Mr. Barnum’s extensive experience in venture capital and private equity investment, he provides valuable perspective to our board discussions on financial and capital market issues. Additionally, his retail and action sports industry experience, as well as his public company board service, provides important insight to our board.
          James G. Ellis currently serves as the Dean of the Marshall School of Business at the University of Southern California and holder of the Robert R. Dockson Dean’s Chair in Business Administration. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that he was Vice Dean, External Relations. Mr. Ellis has been a professor in the Marketing Department of the Marshall School of Business since 1997. From 1990 to 1997, he served as Chairman and CEO of Port O’Call Pasadena, an upscale home accessory retailer and was President and CEO of American Porsche Design from 1985 to 1990. Mr. Ellis graduated from the University of New Mexico with a B.B.A. and from Harvard Business School with an M.B.A. Mr. Ellis also serves on the board of directors of Fixed Income Funds and Investment Company of America, both investment funds of The Capital Group, a private company. Mr. Ellis’s operating experience as a chief executive officer, particularly in the retail sector, provides our board with valuable perspective into financial and operational issues, while his experience as a dean at a distinguished institution of higher education enables him to provide leadership and analytical insights into the operational, strategic planning and organizational issues we face.
          Charles S. Exon has served as our Chief Administrative Officer since February 2008 and as Secretary and General Counsel since August 2000. Mr. Exon previously served as Executive Vice President, Business & Legal Affairs from August 2000 to February 2008. Prior to joining Quiksilver, Mr. Exon practiced law, the last seven years as a partner with the firm of Hewitt & McGuire, LLP. Mr. Exon received a B.A. in English from the University of Missouri, a M.A. in Communications from Stanford University and a J.D. from the University of Southern California. In addition to Mr. Exon’s long history with the company, both as an outside lawyer and an executive inside the company, his experience and analytical skills as a corporate and securities lawyer provides our board with a valuable perspective into business strategies, operating and growth plans, corporate governance matters, strategic mergers and acquisitions, and refinancing activities.
          M. Steven Langman co-founded Rhône, a private equity firm, in 1996 and since that time has served as Managing Director. Prior to 1996, Mr. Langman was Managing Director of Lazard Frères & Co. LLC where he specialized in mergers and acquisitions, working in both London and New York. Mr. Langman joined Lazard in 1987. Before joining Lazard, he worked in the mergers and acquisition group of Goldman, Sachs & Co. Mr. Langman currently serves on the boards of several private companies controlled by Rhône. Mr. Langman received a B.A. with highest honors from the University of North Carolina at Chapel Hill and an MSc from the London School of Economics. Mr. Langman’s education and extensive experience in private equity, investment banking, mergers and acquisitions and capital markets provides our board with valuable guidance with respect to a range of international operational and financial matters.
          Robert B. McKnight, Jr. was a co-founder of Quiksilver in 1976, served as our President from 1979 through July 1991 and has served as our Chairman of the Board and Chief Executive Officer since 1976. In February 2008, he also was re-appointed as our President. Mr. McKnight received a B.S. in Business Administration from the University of Southern California. Mr. McKnight also serves on the board of directors of Jones Trading Institutional Services, LLC, a private company. As co-founder of Quiksilver, Mr. McKnight is uniquely qualified to serve on our board. His over 34 years of experience as our Chief Executive Officer and Chairman, as well as his day to day leadership, allow him to provide our board with a detailed and integral knowledge of our business and operations. Mr. McKnight’s particular knowledge of the action sports industry provides an essential contribution into our board’s discussions regarding brand building opportunities and important growth strategies.
          Robert L. Mettler held various executive positions at Macy’s, Inc. between 2000 and his retirement in January 2009. From 2000 to 2002 he served as President and Chief Operating Officer of Macy’s West, and from 2002 to 2008, he served as Chairman and Chief Executive Officer of Macy’s West. Most recently, Mr. Mettler was the President of Special Projects at Macy’s, Inc. between 2008 and his retirement in 2009. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising — Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993. Mr. Mettler graduated from the University of Virginia with a B.A. in economics. Mr. Mettler also serves on the Board of Directors of Jones Apparel Group, Inc. and Stein Mart, Inc. Mr. Mettler’s extensive experience in the retail sector, including more than 20 years in leadership positions with major department stores, provides our board with important merchandising, marketing and operational expertise. Additionally, his service as a director for other public company boards and committees, particularly those in the apparel and footwear retail sector, provides our board with valuable insights into matters relating to corporate governance, compensation and strategic initiatives.
          Paul C. Speaker is a successful film and television producer working in all aspects of media production and distribution. Most recently, he served as the President of Time Inc. Studios, a film, television and video studio owned by Time Inc., from 2006 to 2010. Prior to that, Mr. Speaker served as President of RKO Pictures, a film production and distribution company from 2003 to 2006 and from 1998 to 2000, as President of The Shooting Gallery, an independent entertainment company. From 1995 to 1998, Mr. Speaker was the Director of Marketing and Ideas for the National Football League. Mr. Speaker’s experience in brand marketing, as well as his experience as an executive officer in various entertainment and media companies, allows him to provide important marketing, merchandising and brand building expertise to our board.

          Andrew W. Sweet is a Managing Director of Rhône, a private equity firm, which he joined in 1996. Prior to joining Rhône, he worked in the mergers and acquisitions group of Lazard Frères & Co. LLC. Mr. Sweet serves on the boards of several private companies controlled by Rhône. He graduated from Colgate University in 1993. Mr. Sweet has extensive experience in private equity and investment banking which allows him to bring significant insight to our board particularly with respect to strategic planning and operational matters, as well as capital market and finance issues.
          Messrs. Langman and Sweet were proposed for nomination to our board of directors by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P., respectively, each of which is an entity affiliated with Rhône Capital III L.P., pursuant to such entities’ rights under the Warrant and Registration Rights Agreement and Stockholders Agreement discussed below under “CORPORATE GOVERNANCE” — Board Committees and Meetings — Nominating and Governance Committee.”
Proposal
          At the annual meeting, our stockholders will be asked to elect 9 directors to serve on our board until our next annual meeting of stockholders or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes of all outstanding shares of our common stock present or represented by proxy and entitled to be voted shall be elected as directors to serve until our next annual meeting of stockholders or until their successors have been duly elected and qualified. The board of directors recommends a vote “FOR” the election of each of the nominees listed above.
CORPORATE GOVERNANCE
General
          Pursuant to Delaware law and our bylaws, our business and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. Our board has three standing committees:
•	The audit committee;

•	The compensation committee; and

•	The nominating and governance committee
          Copies of the written charters for our audit, compensation and nominating and governance committees, as well as our Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics are available on our website located at www.quiksilverinc.com, and can be found under the “Investor Relations” and “Corporate Governance” links. We may post amendments to, or waivers of, the provisions of our Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics, if any, on our website. Please note, however, that the information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.
Director Independence
          The listing standards of the New York Stock Exchange (NYSE), as well as our Corporate Governance Guidelines, require that a majority of our board of directors be comprised of independent directors. For a director to be considered independent under these standards:
•	The director must meet the bright-line independence tests under the listing standards of the NYSE; and

•	The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

          The board has adopted additional categorical standards which provide that certain relationships will not be considered material relationships that would impact a director’s independence. These categorical standards are part of our Corporate Governance Guidelines and can be accessed under the “Investor Relations” and “Corporate Governance” sections of our website at www.quiksilverinc.com.
          Based on these standards, our board has determined that each of the following directors is independent: Douglas K. Ammerman, William M. Barnum, Jr., James G. Ellis, Robert L. Mettler and Paul C. Speaker. The board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. With respect to Mr. Ammerman, the Board evaluated his acquisition, ownership and disposition of our publicly traded senior notes (described in detail in “Certain Relationships and Related Transactions”) and concluded that this was not a material relationship because (i) his purchases and sales were made in the public market, (ii) the terms of the notes were set prior to his purchases, (iii) the notes are governed by an indenture and (iv) the amount involved is insignificant. As a result, the Board concluded that Mr. Ammerman’s relationship is consistent with his status as an independent director.
Board Committees and Meetings
          Our board of directors held 15 meetings during the fiscal year ended October 31, 2010. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and of the board committees on which that director served which were held during the period for which he was a director. Members of the board and its committees also consulted informally with management from time to time.
          Audit Committee. The charter for our audit committee is available on our website at www.quiksilverinc.com. The audit committee charter requires that the committee be comprised of at least three members, all of whom must be independent under the NYSE listing standards. The current members of our audit committee are Messrs. Ammerman, Barnum, Ellis and Mettler, all of whom are “independent” under the NYSE listing standards and the Securities and Exchange Commission (SEC) rules regarding audit committee membership. The board has determined that Mr. Ammerman is an “audit committee financial expert” as defined by the rules of the SEC.
          The committee assists our board of directors in discharging its responsibilities to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal auditors. It has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors employed by us for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The committee also is responsible for reviewing and approving any related party transactions and producing an Audit Committee Report for inclusion in our proxy statement. The committee held five meetings during the fiscal year ended October 31, 2010.
          Compensation Committee. The charter for our compensation committee is available on our website at www.quiksilverinc.com. The charter requires that the committee be comprised of at least two members, all of whom must be independent under the NYSE listing standards. The current members of the committee are Messrs. Ammerman, Barnum and Mettler, all of whom are “independent.”
          The compensation committee assists the board of directors in discharging its responsibilities in respect of compensation of our executive officers and directors. The committee is responsible for determining the compensation of our Chief Executive Officer and all of our other executive officers. The committee reviews and approves all employment agreements for our executive officers and prepares, or causes to be prepared, the disclosures required by the SEC to be included in our proxy statement with respect to compensation. Our Chief Executive Officer makes recommendations to the compensation committee concerning the compensation of our executive officers. The committee also approves and administers our incentive compensation programs, including our 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, Annual Incentive Plan, Long-Term Incentive Plan, and the 2006 Restricted Stock Plan and approves all grants of equity compensation to our employees. The committee makes recommendations to the board of directors with respect to incentive and equity compensation plans and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans and management perquisites. The committee conducts an annual review of non-employee director compensation and, if appropriate, recommends changes to the board.
          In order to preserve maximum flexibility for awarding, as well as taking appropriate deductions for, executive compensation, the board of directors formed a subcommittee of the compensation committee comprised solely of members who are (i) “outside directors” (as defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986) and (ii) “non-employee directors” as defined in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The subcommittee is responsible for approving awards under our incentive compensation plans and establishing performance goals related to such awards and other performance-based compensation when such compensation or awards are intended to comply with the provisions of Section 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, as well as such other duties or responsibilities as may be assigned by the compensation committee. The subcommittee consists of Messrs. Barnum and Mettler, each of whom qualifies as an “outside director” and a “non-employee director.” The committee held eight meetings and the subcommittee held five meetings during the fiscal year ended October 31, 2010.
          Nominating and Governance Committee. The charter for our nominating and governance committee is available on our website at www.quiksilverinc.com. The charter requires that the committee be comprised of at least two members, all of whom must be independent under the NYSE listing standards. The current members of the committee are Messrs. Ammerman and Speaker, both of whom are “independent.”
          Pursuant to the terms of a Warrant and Registration Rights Agreement we entered into on July 31, 2009 with Rhône Capital III L.P. and certain lenders in connection with certain senior secured term loans, we were required to increase the number of directors constituting our board of directors by two and fill the newly-created directorships with two directors, M. Steven Langman and Andrew Sweet, proposed by two of the lenders, Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. (together, the “Appointing Funds”). At each meeting of stockholders at which directors are to be elected, the Warrant and Registration Rights Agreement requires us to take all steps necessary to nominate one director proposed by Triton Onshore and one director proposed by Triton Coinvestment. If, for any reason, our board or nominating and governance committee determines that a director proposed by either Triton Onshore or Triton Coinvestment is unqualified to serve on our board, Triton Onshore or Triton Coinvestment, as applicable, has the right to propose an alternative individual to be nominated. In addition, if any director proposed by Triton Onshore or Triton Coinvestment is elected and subsequently ceases to serve as a director for any reason during his or her term, we are required to use reasonable best efforts to cause the vacancy created thereby to be filled with a replacement designated by the entity who proposed the director whose services have ceased. Triton Coinvestment’s right to propose one director continues until the lenders have sold one-third of the shares of our common stock issued upon exercise of the warrants (or warrants exercisable for such amount) issued pursuant to the Warrant and Registration Rights Agreement, other than to affiliates of Rhône Capital III, and Triton Onshore’s right to nominate one director continues until the lenders have sold two-thirds of the shares of common stock issuable upon exercise of the warrants (or warrants exercisable for such amount), other than to affiliates of Rhône Capital III. On August 9, 2010, in connection with a debt-for-equity exchange with the lenders, we entered into a Stockholders Agreement, under which, among other things, each of the Appointing Funds is entitled to designate a director to our board of directors; provided, that if the lenders sell one-third or more of the common stock they received in the debt-for-equity exchange to any persons other than affiliates, then only Triton Onshore shall be entitled to designate a director pursuant to the Stockholders Agreement, and if the lenders sell two-thirds or more of the common stock they received in the debt-for-equity exchange to any persons other than affiliates, then Triton Onshore’s right to designate a director pursuant to the Stockholders Agreement terminates; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the Warrant and Registration Rights Agreement serve on the board of directors, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement.
          Within the constraints of the Warrant and Registration Rights Agreement and the Stockholders Agreement, the committee is responsible for identifying individuals qualified to become board members and recommending to our full board of directors nominees for election as directors. To fulfill this role, the committee reviews the composition of the full board to determine the qualifications and areas of expertise needed to further enhance the composition of the board and works with management in attracting candidates with those qualifications. The committee believes that the board should be comprised of directors with varied, complementary backgrounds, and that directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. In considering candidates for directors, the committee takes into account a number of factors, including the following:
•	independence under applicable listing standards;

•	relevant business experience;

•	judgment, skill, integrity and reputation;

•	the number of other boards on which the candidate serves;

•	other business and professional commitments;

•	potential conflicts of interest with other pursuits;

•	whether the candidate is a party to any action or arbitration adverse to us;

•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership or quality as an “audit committee financial expert;”

•	executive compensation background, to enable the committee to determine whether a candidate would be suitable for compensation committee membership; and

•	the size and composition of the existing board and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the board.
          Specific weights are not assigned to particular factors and no particular factor is necessarily applicable to all prospective nominees. The committee reviews the qualities of the board members as a group, including the diversity of the board’s career experiences, viewpoints, company affiliations, expertise with respect to various facets of our business operations, and business experiences. We do not have a formal policy about diversity. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.
          The committee will consider qualified director candidates suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write our corporate Secretary and include:
•	the name and contact information of the stockholder and the beneficial owner, if any, on whose behalf the recommendation is made;

•	a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the committee;

•	the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected;

•	a statement of the candidate’s business and educational experience;

•	information regarding each of the factors listed above, other than that regarding board size and composition, sufficient to enable the committee to evaluate the candidate;

•	a statement of the value that the candidate would add to the board;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors; and

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate.
          In connection with its evaluation, the committee may request additional information from the candidate or the recommending stockholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our corporate Secretary at our principal executive offices not later than the 120th calendar day before the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. No candidates for director nominations were submitted to the committee by any stockholder in connection with the election of directors at this annual meeting.
          Before nominating a sitting director for re-election at an annual meeting, the committee will consider the director’s performance on the board and whether the director’s re-election will be consistent with our Corporate Governance Guidelines. The committee generally intends to nominate current members of the board so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the board.
          When seeking candidates for director, the committee may solicit suggestions from our incumbent directors, management or others. After conducting an initial evaluation of the candidate, the committee will interview the candidate if it believes the candidate might be suitable for a director. The committee may also ask the candidate to meet with our management. If the committee believes the candidate would be a valuable addition to the board, it will recommend to the full board that candidate’s election or nomination.
          In addition to the above, the committee is responsible for developing and recommending to our board a set of corporate governance principles applicable to Quiksilver and overseeing the evaluation of our board of directors and management. The committee held two meetings during the fiscal year ended October 31, 2010.
          All of the nominees for director set forth in this proxy statement are standing for re-election, with the exception of Mr. Mettler who was appointed to the board in April 2010. Mr. Mettler was recommended to the committee by our Chief Executive Officer.
Board Leadership Structure
          The board of directors believes that our stockholders are best served if the board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, our Corporate Governance Guidelines provide that the board may combine or separate the roles of the Chief Executive Officer and Chairman, as it deems advisable. The board of directors has determined that it is in our best interest to have Mr. McKnight serve as both Chairman of the Board and Chief Executive Officer. As co-founder of Quiksilver and with over 30 years of experience in our business, the board believes that Mr. McKnight possesses detailed and in-depth knowledge of our operations, the markets in which we compete, and the challenges we face. He is therefore uniquely situated to identify strategic priorities and to lead the board in discussions regarding strategy and business planning and operations. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and the market.
          The board nevertheless acknowledges that independent board leadership is important and, accordingly, our Corporate Governance Guidelines provide that when the roles of Chairman and Chief Executive Officer are combined, an independent, non-employee member of the board will be appointed as “Presiding Independent Director.” Mr. Ammerman is currently designated as Presiding Independent Director. As such, his responsibilities include coordinating and moderating executive sessions of the board’s non-employee directors, facilitating communication by stockholders and employees with the non-management directors, and performing such other duties as the board of directors may from time to time delegate to the Presiding Independent Director to assist the board in the fulfillment of its responsibilities.
Executive Sessions
          Non-management directors meet regularly in executive session without management. Non-management directors are all those who are not Quiksilver officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. Executive sessions are led by the Presiding Independent Director. An executive session is held in conjunction with each regularly scheduled board meeting and other sessions may be called by the Presiding Independent Director in his own discretion or at the request of the board.
Board Role in Risk Oversight
          Although management is responsible for the day-to-day management of the risks we face, the board of directors, as a whole and through its committees comprised solely of independent directors, has responsibility for the oversight of risk management, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full board of directors include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions. The audit committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures. Specific examples of risks primarily overseen by the audit committee include risks related to the preparation of our financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks, risks posed by significant litigation matters, and compliance with applicable laws and regulations. The audit committee also monitors compliance with our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, evaluates proposed transactions with related persons for compliance with our policies, contracts, and laws and regulations. The compensation committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the compensation committee for our executive officers. We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.
Director Attendance at Annual Meetings
          We typically schedule a board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend, absent a valid reason. Last year five directors attended our annual meeting of stockholders.
Communications with Directors
          Stockholders and other interested parties who want to communicate with our board of directors, the non-management or independent directors as a group, the Presiding Independent Director or any other specified individual director should write to us at:
Quiksilver, Inc.
c/o Secretary/Board Communications
15202 Graham Street
Huntington Beach, CA 92649
          Pursuant to procedures established by our independent directors, we review each communication sent in accordance with the above instructions and forward such communication to the specified person or persons for response. We will not forward any incoherent, obscene or similarly inappropriate communication, or any communication that involves an ordinary business matter (such as a job inquiry, a business account or transaction, a request for information about us, form letters, spam, invitations and other forms of mass mailings), unless requested by a director or at management’s discretion.
          At each board of directors meeting, a summary of all such communications received since the last meeting that were not forwarded will be presented, and those communications will be available to directors on request.
Compensation Committee Interlocks and Insider Participation
          Each of Messrs. Barnum, Ammerman, Mettler and Charles E. Crowe served as a member of the compensation committee during the fiscal year ended October 31, 2010. There are no compensation committee interlocks between any of our executive officers and any entity whose directors or executive officers serve on our board of directors or compensation committee.
          In February 2006, Mr. Ammerman purchased a principal amount of $100,000 of our publicly traded senior notes. In February 2008, Mr. Ammerman made an additional purchase of $100,000, in principal amount, of our senior notes. Mr. Ammerman held these senior notes until March 2010, when they were sold. Our senior notes are publicly traded, pay interest at an annual rate of 6 7/8% and are governed by the terms of an indenture.
Director Compensation
          We use a combination of cash and equity-based compensation to attract and retain qualified non-employee directors to serve on our board. Our compensation committee, which consists only of independent directors, annually reviews and considers revisions to non-employee director compensation. The board reviews the committee’s recommendations and determines the amount of non-employee director compensation. Directors who are employees receive no additional compensation for serving on our board. The following table describes the current compensation arrangements with our non-employee directors.

Compensation
Annual Cash Retainers(1)
Chair of Audit Committee	$27,000
Chairs of Other Committees	$18,000
Non-Chair Committee Member	$13,500
Clothing Allowance	$2,000 annual allowance to purchase company products at wholesale prices
Annual Restricted Stock Award(2)	Automatic 15,000 share restricted stock award if director has served at least 6 months on our board
Annual Stock Option Award(2)	Automatic 25,000 share stock option grant if director has served at least 6 months on our board

(1)	We do not pay our non-employee directors meeting attendances fees, however, we reimburse directors for travel and other out-of-pocket expenses incidental to their service as a director. We also extend coverage to all directors under a directors’ and officers’ indemnity insurance policy.

(2)	In addition to the annual awards, we also automatically award 15,000 restricted shares of common stock and options to purchase 25,000 shares of common stock to non-employee directors upon their initial commencement of service as a non-employee director.
          Under the Director Automatic Grant Program of our 2000 Stock Incentive Plan, we make automatic equity awards to our non-employee directors consisting of an option to purchase 25,000 shares of common stock and 15,000 shares of restricted stock (i) on the date an individual first commences service as a non-employee director and (ii) on the date of each annual meeting of our stockholders, provided the non-employee director continues to serve as a non-employee director after such meeting and has served as a non-employee board member for at least six months.
          Each option grant under the Director Automatic Grant Program has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of seven years, subject to earlier termination following the optionee’s cessation of service on the board. Each option is immediately exercisable and fully vested for all of the option shares. Each option grant held by an optionee upon his or her termination of board service remains exercisable for up to a twelve (12)-month period following their termination date.
          Each restricted stock award vests in a series of three successive equal annual installments over the period beginning with the date of such award. The vesting dates with respect to the annual awards of restricted stock occur on the first, second and third anniversaries of the award date, or, if earlier, the day immediately preceding the date of our annual meeting of stockholders for each such year. An initial award of restricted stock vests on the first, second and third anniversaries of the award date. Non-employee directors will not vest in any additional shares of restricted stock following his or her cessation of service as a board member; provided, however, that if such cessation of board service occurs by reason of his or her death or disability, then all outstanding shares of restricted stock immediately vest. Restricted stock awards also vest in full on an accelerated basis upon the occurrence of certain changes in control of Quiksilver, Inc. during the period of board service. As the restricted stock awards vest, the underlying shares of common stock cease to be subject to any restrictions, other than applicable securities laws.
          In order to reduce cash compensation and increase equity compensation, our board of directors eliminated the $45,000 annual cash retainer previously paid to board members and recommended that stockholders approve the amendment of the Director Automatic Grant Program to increase the size of both the initial and annual issuances of restricted stock and grants of stock options to non-employee members of our board of directors from 5,000 shares of restricted stock to 15,000 shares of restricted stock and from 7,500 stock options to 25,000 stock options. These changes became effective on March 26, 2010 upon stockholder approval of the Director Automatic Grant Program amendment. However, because Mr. Speaker was first appointed a director prior to the approval of the amendment, he did not receive the increased number of shares of restricted stock and stock options upon his initial appointment and, since he was appointed within six months of such stockholder meeting, he did not receive shares of restricted stock or stock options upon his election at that meeting. As a result, he has continued to receive the $45,000 annual cash retainer previously paid to board members and will continue to do so until the 2011 annual meeting of stockholders.

          The following table sets forth certain information regarding the compensation earned by, or awarded to, each non-employee director who served on our board of directors in fiscal 2010. During fiscal 2010, Messrs. McKnight and Exon were each employees of Quiksilver and were not compensated for their services as directors.
Director Compensation Table

	Fees Earned or Paid					All Other
	in Cash	Stock Awards		Option Awards		Compensation	Total
Name	$	$(1)(2)		$(1)(3)		$	$
Douglas K. Ammerman	65,250	68,700		78,700		2,000	214,650
William M. Barnum, Jr.	42,750	68,700		78,700		2,000	192,150
Charles E. Crowe(4)	27,000	68,700		78,700		1,000	175,400
James G. Ellis	24,750	68,700		78,700		2,000	174,150
M. Steven Langman	11,250	68,700	(7)	78,700	(7)	2,000	160,650
Robert L. Mettler(5)	13,500	80,250		91,900		1,000	186,650
Paul C. Speaker(6)	41,625	10,200		10,500		1,500	63,825
Andrew W. Sweet	11,250	68,700	(7)	78,700	(7)	2,000	160,650

(1)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our directors. In accordance with SEC requirements, these amounts reflect the grant date fair value computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC 718, “Stock Compensation” (“ASC Topic 718”) related to stock and option awards to directors in fiscal 2010, disregarding estimated forfeitures. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2010 filed with the SEC on January 12, 2011 for information regarding assumptions underlying the valuation of stock and option awards. In fiscal 2010 and prior years our non-employee directors received a combination of restricted stock and stock option awards. With respect to such awards, as of October 31, 2010, each non-employee director held the number of restricted shares of common stock and options exercisable for the number of shares of common stock set forth below:

	Restricted	Shares Subject
Director	Shares	to Options
Douglas K. Ammerman	20,001	127,500
William M. Barnum, Jr.	20,001	167,500
James G. Ellis	18,334	32,500
M. Steven Langman	18,334	32,500
Robert L. Mettler	15,000	25,000
Paul C. Speaker	5,000	7,500
Andrew W. Sweet	18,334	32,500

(2)	On March 26, 2010, the date of our 2010 annual meeting of stockholders, each of the following non-employee directors was automatically awarded 15,000 restricted shares of our common stock: Messrs. Ammerman, Barnum, Crowe, Ellis, Langman and Sweet. Mr. Mettler, who was appointed to our board on April 15, 2010, received an automatic award of 15,000 restricted shares of our common stock upon his appointment. Mr. Speaker, who was appointed to our board on February 11, 2010, received an automatic award of 5,000 restricted shares of our common stock upon his appointment. Each non-employee director received only one restricted stock award during fiscal 2010.

(3)	On March 26, 2010, the date of our 2010 annual meeting of stockholders, each of the following non-employee directors was automatically awarded an option to purchase 25,000 shares of our common stock: Messrs. Ammerman, Barnum, Crowe, Ellis, Langman and Sweet. Mr. Speaker, who was appointed to our board on February 11, 2010, received an automatic award of an option to purchase 7,500 shares of our common stock upon his appointment. Mr. Mettler, who was appointed to our board on April 15, 2010, received an automatic award of an option to purchase 25,000 shares of our common stock upon his appointment. Each non-employee director received only one option award during fiscal 2010.

(4)	On May 27, 2010, Mr. Crowe resigned from our board of directors.

(5)	On April 15, 2010, Mr. Mettler was appointed to our board of directors.

(6)	On February 11, 2010, Mr. Speaker was appointed to our board of directors.

(7)	Messrs. Langman and Sweet have entered into an agreement by which each of them agreed to receive and hold these options and stock awards as agent of and on behalf of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As noted in our Ownership of Securities table, each of Messrs. Langman and Sweet has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended.
PROPOSAL 2
APPROVAL OF AMENDMENT OF 2000 STOCK INCENTIVE PLAN TO
INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE PLAN
AND TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE PURSUANT TO
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS UNDER THE PLAN
          Stockholders are being asked to approve an amendment of our 2000 Stock Incentive Plan (the “2000 Plan”) to (i) increase the number of shares of our common stock reserved for issuance under the 2000 Plan by 10,000,000 shares and (ii) increase the maximum number of reserved shares issuable pursuant to restricted stock and restricted stock unit awards under the 2000 Plan by 10,000,000 shares. The compensation committee of the board of directors and the full board of directors each approved this amendment of the 2000 Plan on February 8, 2011, subject to stockholder approval at the annual meeting.
          The proposed amendment will increase the reserve of common stock that is available for issuance under the 2000 Plan in order to allow us to continue to use equity incentives in the form of stock options, restricted stock and restricted stock unit awards to attract and retain key employees, athletes and other personnel. We believe that such equity incentives are necessary for us to remain competitive in a marketplace for executive talent, athletes and other key personnel.
          Should stockholder approval of this Proposal not be obtained, the 2000 Plan will continue in effect, and equity awards will continue to be made under the 2000 Plan until all the shares available for issuance under the 2000 Plan have been issued.
SUMMARY OF THE 2000 STOCK INCENTIVE PLAN
          The following is a summary of the principal features of the 2000 Plan as currently in effect and the U.S. federal income tax consequences of awards granted thereunder. A copy of the 2000 Plan prior to the amendments submitted for stockholder approval at this annual meeting is attached as Annex A to this proxy statement. This summary does not purport to be a complete description of all the provisions of the 2000 Plan.
Equity Incentive Programs
          The 2000 Plan consists of four (4) separate equity incentive programs: (i) a Discretionary Option Grant Program; (ii) a Restricted Stock Program; (iii) a Restricted Stock Unit Program; and (iv) a Director Automatic Grant Program. The principal features of these programs are described below.
          The compensation committee of the board has the exclusive authority to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to option grants, stock appreciation rights, restricted stock and restricted stock unit awards (“Equity Awards”) made to executive officers and non-employee board members and also has the authority to make Equity Awards under those programs to all other eligible individuals.
          However, any Equity Awards made to members of the compensation committee, other than pursuant to the Director Automatic Grant Program, must be authorized and approved by a disinterested majority of the board. Additionally, the board may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make Equity Awards under those three programs to individuals other than executive officers and non-employee board members. Neither the compensation committee nor any secondary committee will exercise any administrative discretion under the Director Automatic Grant Program. All Equity Awards under such program will be made in strict compliance with the express provisions of that program. The term “plan administrator,” as used in this summary, will mean the compensation committee or any secondary committee appointed by the board, to the extent such committee is acting within the scope of its administrative jurisdiction under the 2000 Plan.
No Repricing
          The exercise price of outstanding options or stock appreciation rights may not be reset, and new grants or awards may not be made in exchange for the cancellation of outstanding options or stock appreciation rights without stockholder approval.
Share Reserve
          From the inception of the 2000 Plan through January 15, 2011, a total of 43,744,836 shares of common stock have been reserved for issuance under the 2000 Plan. The foregoing share reserve includes the additional increase of 10,000,000 shares for which stockholder approval is sought under this Proposal. However, subject to adjustment for certain changes in our capitalization, the maximum number of shares of common stock that may be reserved for issuance pursuant to restricted stock and restricted stock unit awards under the 2000 Plan is 11,100,000, which reserve amount includes the additional increase of 10,000,000 shares for which approval is sought under this Proposal. Stockholder approval is required for any increase in the number of shares authorized for issuance under the 2000 Plan.
          As of January 15, 2011, 13,625,430 shares of common stock were subject to outstanding options under the 2000 Plan, 635,004 unvested shares of restricted stock were outstanding under the 2000 Plan, and 744,417 shares of common stock remained available for future grants or awards under the 2000 Plan. No shares of common stock remain available for future Equity Awards under any of our plans, except the 2000 Plan. Approval of this Proposal will increase the shares of common stock available for future Equity Awards under the 2000 Plan to 10,744,417 shares. The options outstanding under the 2000 Plan, as of January 15, 2011, had a weighted average exercise price of $4.44 per share and a weighted average life of 6.6 years. There were no options outstanding under any other plan. There were 210,000 unvested shares of restricted stock outstanding under our 2006 Restricted Stock Plan as of January 15, 2011. There were no restricted stock units outstanding under any plan.
          As of January 15, 2011, 864,330 shares of common stock had been issued under the 2000 Plan pursuant to restricted stock and restricted stock unit awards and 235,670 shares remained available under the 1,100,000 share maximum for future issuance of such awards. Approval of this Proposal will increase the shares of common stock available for future issuance pursuant to restricted stock and restricted stock unit awards under the Plan to 10,235,670 shares.
          No participant in the 2000 Plan may receive Equity Awards under the 2000 Plan for more than 800,000 shares of common stock in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a re-approval of the 800,000 share-limitation for purposes of Section 162(m) of the Code. This share-limitation will assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options granted under the Discretionary Option Grant Program with an exercise price per share equal to the fair market value per share of the common stock on the grant date, or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued under the Restricted Stock and Restricted Stock Unit Programs may qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares or units is approved by the compensation committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of those programs.
          The shares of common stock issuable under the 2000 Plan may be drawn from shares of our authorized but unissued common stock or from shares of common stock reacquired by us, including shares repurchased on the open market.
          Shares subject to any outstanding Equity Award under the 2000 Plan that expire or otherwise terminate prior to the issuance of those shares will be available for subsequent awards. Unvested shares issued under the 2000 Plan and subsequently canceled or repurchased by us, at the exercise or purchase price paid per share, pursuant to our repurchase rights under the 2000 Plan, will also be available for subsequent awards. However, option shares canceled pursuant to our option exchange program implemented in May 2010 in excess of the replacement options granted pursuant to such program are not available for future grant.
          Should the exercise price of an option under the 2000 Plan be paid with shares of common stock or should shares of common stock otherwise issuable under the 2000 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an Equity Award, the number of shares of common stock available for issuance under the 2000 Plan will be reduced by the gross number of fully-vested shares for which the option is exercised or the gross number of fully-vested shares issued under the Restricted Stock and Restricted Stock Unit Programs, and not by the net number of shares issued pursuant to that Equity Award.
Eligibility
          Employees, non-employee board members and independent advisors and consultants in our service are eligible to participate in the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs. Non-employee members of the board are also eligible to participate in the Director Automatic Grant Program.
          As of January 15, 2011, our five executive officers, seven non-employee board members and approximately 6,200 other employees were eligible to participate in the 2000 Plan.
Valuation
          The fair market value per share of our common stock on any relevant date under the 2000 Plan will be deemed to be equal to the closing selling price per share on that date on the New York Stock Exchange. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which such price exists. On January 15, 2011, the fair market value determined on such basis was $4.99.
Discretionary Option Grant Program
          The plan administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive Equity Awards under that program, the time or times when those Equity Awards are to be made, the number of shares subject to each such award, the time or times when each Equity Award is to vest and become exercisable, the maximum term for which the Equity Award is to remain outstanding, and the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws.
          Stock Options. Each granted option has an exercise price per share determined by the plan administrator, but in no event may such exercise price be less than the fair market value of our common stock on the grant date. No granted option may have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they are immediately exercisable for any or all of the option shares. Historically, we have granted options that vest over a three year period from the date of grant. Any unvested shares acquired under immediately exercisable options are subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to the vesting of those shares.
          Upon cessation of service with us, the optionee has a limited period of time within which to exercise his or her outstanding options for any shares for which those options are vested and exercisable at the time of such cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
          Stock Appreciation Rights. The plan administrator is authorized to issue the following two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:
•	Tandem stock appreciation rights, which provide the holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.
•	Limited stock appreciation rights, which may be granted to our executive officers and non-employee board members as part of their option grants. Any option with such a limited stock appreciation right may (whether or not the option is at the time exercisable for vested shares) be surrendered to us upon the successful completion of a hostile tender offer for more than fifty percent (50%) of our outstanding voting securities. In return for the surrendered option, the officer will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option.
          Payments with respect to exercised tandem stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to the exercise of limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of such cessation of service. The plan administrator has complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of such stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.
          As of January 15, 2011, the plan administrator had not issued any stock appreciation rights under the Discretionary Option Grant Program.
Restricted Stock Program
          Shares of common stock that have restrictive conditions may be issued under the Restricted Stock Program that will vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the plan administrator shall determine. Except as noted below, the plan administrator has complete discretion under the Restricted Stock Program to determine which eligible individuals are to receive restricted stock under such program, the time or times when those restricted stock awards are to be made, the number of shares subject to each such restricted stock award, the vesting schedule to be in effect for the restricted stock awards and the purchase price (if any) payable per share. Restricted stock awards issued subject to time-basis vesting under the Restricted Stock Program may not fully vest in less than three years from the date awarded. Restricted stock awards issued subject to performance-based vesting under the Restricted Stock Program may not vest unless the recipient remains in our service for at least one year following the date awarded.
          To assure that the compensation attributable to one or more restricted stock awards under the Restricted Stock Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the compensation committee also has the discretionary authority to structure one or more awards under the Restricted Stock Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Such goals may be based on one or more of the following criteria (the “Performance Goals”): (i) return on total shareholder equity; (ii) earnings or net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii), (iv) and (vii) above, the compensation committee may, at the time the awards are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance criteria one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, such Performance Goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other affiliated entities and may also be based on the performance of any of our business groups or divisions thereof. The Performance Goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned.
          Unless otherwise provided by the plan administrator, should the recipient cease to remain in our service while holding one or more unvested shares of restricted stock or should the performance objectives or other criteria not be attained with respect to one or more unvested shares of restricted stock, then those shares will be immediately canceled, and the recipient shall have no further stockholder rights with respect to those shares. The plan administrator has the discretionary authority at any time to accelerate the vesting of shares of restricted stock outstanding under the Restricted Stock Program, but only in the event of the recipient’s death, permanent disability, termination of service (other than for misconduct), retirement or a corporate transaction or change in control. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of changes in control or ownership.
Restricted Stock Unit Program
          Restricted stock units may be issued under the Restricted Stock Unit Program which entitle the recipient to receive common stock underlying those units over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the plan administrator shall determine. Except as noted below, the plan administrator has complete discretion under the Restricted Stock Unit Program to determine which eligible individuals are to receive restricted stock unit awards under such program, the time or times when those awards are to be made, the number of shares subject to each such award, the vesting schedule to be in effect for the award and the purchase price (if any) payable per share. Restricted stock unit awards issued subject to time-basis vesting under the Restricted Stock Unit Program may not fully vest in less than three years from the date awarded. Restricted stock unit awards issued subject to performance-based vesting under the Restricted Stock Unit Program may not vest unless the recipient remains in our service for at least one year following the date awarded.
          To assure that the compensation attributable to one or more restricted stock unit awards under the Restricted Stock Unit Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the compensation committee also has the discretionary authority to structure one or more restricted stock unit awards under the Restricted Stock Unit Program so that the shares subject to those particular awards will vest only upon the achievement of Performance Goals in the same manner as described above under “Restricted Stock Program.”
          Unless otherwise provided by the plan administrator, should the recipient cease to remain in our service while holding one or more unvested restricted stock units or should the performance objectives or other criteria not be attained with respect to one or more unvested restricted stock units, then those restricted stock units will immediately and automatically be canceled, no shares of common stock will be issued in satisfaction of those units, and the recipient shall have no further rights with respect to those units. The plan administrator has the discretionary authority at any time to accelerate the vesting of restricted stock units outstanding under the Restricted Stock Unit Program, but only in the event of the recipient’s death, permanent disability, termination of service (other than for misconduct), retirement or a corporate transaction or change in control. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to restricted stock units that were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of changes in control or ownership.
Director Automatic Grant Program
          Under the Director Automatic Grant Program, non-employee board members receive a series of automatic grants consisting of stock options and restricted stock over their period of board service. All grants under the Director Automatic Grant Program are made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute re-approval of each option grant and restricted stock award made under the Director Automatic Grant Program on or after the date of the annual meeting, and the subsequent exercise of those options and the subsequent issuance of those shares in accordance with the terms of the program summarized below.
          Grants under the Director Automatic Grant Program are made as follows:
•	Annual Award. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee board member is automatically granted an option to purchase 25,000 shares of common stock and awarded 15,000 shares of restricted stock, provided such individual has served as a non-employee board member for at least six months. There is no limit on the number of such option grants and restricted stock awards that any one non-employee board member may receive over his or her period of board service. Non-employee board members who have previously been in our employ are eligible to receive one or more such annual option grants and restricted stock awards over their period of continued board service.

•	Initial Award. Each individual upon first becoming a non-employee member of the board is, on the date he or she commences service as a non-employee board member, automatically granted an option to purchase 25,000 shares of common stock and awarded 15,000 shares of restricted stock.
          Each option grant under the Director Automatic Grant Program has an exercise price per share equal to the fair market value per share of common stock on the grant date and a maximum term of seven years, subject to earlier termination following optionee’s cessation of service on the board. Each option is immediately exercisable and fully-vested for all of the option shares. Each option grant held by an optionee upon his or her termination of board service will remain exercisable for up to a twelve (12)-month period following such termination date. Each restricted stock award vests in a series of three successive equal annual installments over the period beginning with the date of such award. The vesting dates with respect to the annual awards of restricted stock under the program occur on the first, second and third anniversaries of the award date, respectively, or, if earlier, the day immediately preceding the date of the annual meeting of stockholders for each such year. The vesting of an initial award of restricted stock is on the first, second and third anniversaries of the award date. A non-employee board member will not vest in any additional shares of restricted stock following his or her cessation of service as a board member; provided, however, that should such cessation of board service occur by reason of his or her death or disability, then all outstanding shares of restricted stock will immediately vest. The restricted stock award will also vest in full on an accelerated basis upon the occurrence of certain changes in control of us during the period of board service. As the restricted stock award vests, the underlying shares of common stock will cease to be subject to any restrictions, other than under any applicable securities laws.
General Provisions
          Acceleration. In the event of a corporate transaction, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is expressly assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such option (which is measured as the excess of the fair market value of those shares over the exercise price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all outstanding unvested shares of restricted stock under the Restricted Stock Program and all outstanding unvested restricted stock units under the Restricted Stock Unit Program will immediately vest upon a corporate transaction, except to the extent the applicable restricted stock and restricted stock unit agreements are to be continued or expressly assumed by the successor corporation or otherwise continued in effect, or substitution of new agreements of comparable value covering shares of the successor corporation in exchange for such restricted stock and restricted stock unit agreements, with appropriate adjustment as to the number and kind of shares and purchase price, are provided for pursuant to the corporate transaction.
          The plan administrator has the discretion to structure one or more Equity Awards under the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs so that those Equity Awards will vest in full either immediately upon a corporate transaction or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a corporate transaction, whether or not those Equity Awards are to be assumed or otherwise continued in effect. A corporate transaction will be deemed to occur upon (i) the acquisition of us by merger or consolidation approved by our stockholders or (ii) the sale of all or substantially all of our assets and our complete liquidation or dissolution approved by our stockholders.

          The plan administrator also has the discretion to structure one or more Equity Awards under the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs so that those Equity Awards will immediately vest in connection with a change in control of us or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following a change in control. A change in control will be deemed to occur upon (i) a successful tender offer for more than 50% of our outstanding voting stock or (ii) a change in the majority of our board of directors through one or more contested elections for board membership. The shares subject to each restricted stock award made under the Director Automatic Grant Program will immediately vest upon a corporate transaction or change in control.
          The plan administrator also has the discretion to structure one or more Equity Awards under the 2000 Plan so that those Equity Awards will immediately vest in connection with the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following the completion of a hostile tender offer. Upon the successful completion of a hostile tender offer, each outstanding option under the Director Automatic Grant Program may be surrendered to us in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile tender offer over (ii) the exercise price payable per share under such option.
          The acceleration of vesting in the event of a corporate transaction, change in control or hostile take-over may be seen as an anti-takeover provision and may have the affect of discouraging a merger, a take-over attempt or other efforts to gain control of us.
          Stockholder Rights and Transferability. The holder of an option, stock appreciation right or restricted stock unit has no stockholder rights with respect to the shares subject to that option, stock appreciation right or restricted stock unit unless and until such person shall have exercised the option or stock appreciation right, or been issued shares pursuant to the restricted stock unit, and become a holder of record of shares of common stock distributed upon exercise of, or issuance pursuant to, such award. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, under the Director Automatic Grant Program and, if provided for by the plan administrator, the Discretionary Option Grant Program, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more such family members or to the holder’s former spouse, to the extent such transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order. Unvested restricted stock units may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the holder’s death.
          A participant will have certain stockholder rights with respect to the shares of restricted common stock issued to him or her under the Restricted Stock and Director Automatic Grant Programs, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares unless, with respect to the Restricted Stock Program, the plan administrator determines otherwise. Unvested shares of restricted stock may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the holder’s death.
          Special Tax Election. The plan administrator may provide any or all holders of non-statutory options (other than the options granted under the Director Automatic Grant Program) or restricted stock units pursuant to which vested shares of common stock are to be issued under the 2000 Plan and any or all individuals to whom unvested shares of restricted stock are issued under the Restricted Stock Program with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options, the issuance to them of vested shares, or the subsequent vesting of unvested shares issued to them:
•	Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the exercise of such non-statutory option or upon the issuance of fully-vested shares, a portion of those shares with an aggregate fair market value equal to the amount of the minimum withholding taxes required to be withheld by law (using the minimum statutory withholding rates).

•	Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting that triggered the withholding taxes) with an aggregate fair market value equal to the amount of the minimum withholding taxes required to be withheld by law (using the minimum statutory withholding rates). The shares of common stock so delivered shall not be added to the shares of common stock authorized for issuance under the 2000 Plan.
          Changes in Capitalization. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2000 Plan, (ii) the number and/or class of securities for which any one person may be granted Equity Awards under the 2000 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Director Automatic Grant Program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option (including the options incorporated from the Predecessor Plans), (v) the number and/or class of securities subject to each outstanding award under the Restricted Stock and Restricted Stock Unit Programs and the cash consideration (if any) payable per share thereunder, and (vi) the maximum number of shares which may be issued pursuant to awards of restricted stock and restricted stock units under the 2000 Plan. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2000 Plan or the outstanding Equity Awards thereunder.
          Amendment and Termination. The board may amend, modify, suspend or terminate the 2000 Plan at any time, subject to stockholder approval pursuant to applicable laws, regulations, or rules of any stock exchange (or over-the-counter market, if applicable) on which the common stock is then listed for trading. No such amendment, modification, suspension or termination may adversely affect the rights and obligations with respect to stock options, unvested restricted stock or restricted stock unit awards at the time outstanding under the 2000 Plan unless the optionee or the participant consents to such amendment or modification. Unless sooner terminated by the board, the 2000 Plan will terminate on the earliest of (i) February 5, 2019, (ii) the date on which all shares available for issuance under the 2000 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options, unvested restricted stock and restricted stock units in connection with certain changes in control or ownership. Should the 2000 Plan terminate on February 5, 2019, all option grants, unvested restricted stock and unvested restricted stock units outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.
Plan Benefits
          All awards to employees, officers, consultants or directors under the 2000 Plan, other than awards pursuant to the Director Automatic Grant Program, are made at the discretion of the compensation committee. Therefore, the benefits and amounts that will be received or allocated under the 2000 Plan, other than the automatic awards to non-employee directors, are not determinable at this time. However, the table below shows, as to each of our executive officers named in the Summary Compensation Table (our “named executive officers”) and the various indicated individuals and groups, (i) the number of shares of common stock subject to options granted between November 1, 2009 and October 31, 2010 under the 2000 Plan, together with the weighted average exercise price payable per share and (ii) the number of shares of restricted common stock awarded between November 1, 2009 and October 31, 2010 under the 2000 Plan.

Equity Award Transactions

		Weighted Average	Number of Shares
	Number of	Exercise Price	of Restricted
Name	Option Shares	Per Share	Common Stock(1)
Named Executive Officers
Robert B. McKnight, Jr. Chairman of the Board, President and Chief Executive Officer	200,000	$2.73	-0-
Joseph Scirocco Chief Financial Officer and Chief Operating Officer	100,000	$2.35	-0-
Charles S. Exon Chief Administrative Officer, Secretary and General Counsel	100,000	$2.35	-0-
Pierre Agnes President — Quiksilver Europe	150,000	$2.35	-0-
Craig Stevenson President — Quiksilver Americas	150,000	$2.35	-0-
Non-Employee Directors
Douglas K. Ammerman	25,000	$4.58	15,000
William M. Barnum, Jr.	25,000	$4.58	15,000
James G. Ellis	25,000	$4.58	15,000
M. Steven Langman	25,000	$4.58	15,000
Robert L. Mettler	25,000	$5.35	15,000
Paul C. Speaker	7,500	$2.04	5,000
Andrew W. Sweet	25,000	$4.58	15,000
All current executive officers as a group (5 persons)	700,000	$2.46	-0-
All current directors who are not executive officers as a group (7 persons)	157,500	$4.58	95,000
All employees, including all current officers who are not executive officers, as a group (approximately 6,200 persons)	3,520,907	$3.83	-0-

(1)	All restricted stock awards were made without payment of any cash consideration.
          Information regarding the vesting schedules of stock options and restricted stock awarded in fiscal 2010 to Messrs. McKnight, Scirocco, Exon, Agnes and Stevenson is included in this proxy statement under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION — Outstanding Equity Awards at Fiscal Year-End.” Additional information regarding features applicable to all equity awards granted to Messrs. McKnight, Scirocco, Exon, Agnes and Stevenson is included in this proxy statement under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION — Potential Payments Upon Termination, Change in Control or Corporate Transaction.”
          Information regarding the awards and vesting schedules of the options and restricted common stock automatically granted under the Director Automatic Grant Program in fiscal 2010 to Messrs. Ammerman, Barnum, Ellis, Langman, Mettler, Speaker and Sweet is included in this proxy statement under the heading “CORPORATE GOVERNANCE — Director Compensation.”
          Each of the following non-employee directors, if re-elected at an annual meeting, will be entitled to receive at that time 15,000 restricted shares of our common stock and an option to purchase 25,000 shares of common stock: Messrs. Ammerman, Barnum, Ellis, Langman, Mettler, Speaker and Sweet. As a group, and assuming each is re-elected at the annual meeting, current directors who are not executive officers will be entitled to receive an aggregate of 105,000 restricted shares of our common stock and options to purchase 175,000 shares of our common stock.
Federal Income Tax Consequences
          The following description summarizes the income tax consequences of the 2000 Plan under current federal income tax laws and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon the individual circumstances and from locality to locality.
          Option Grants. Options granted under the 2000 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
•	Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

•	Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

•	Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to such income from the optionee.

•	If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

•	We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect withholding taxes applicable to such income from the holder.

          We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.
          Restricted Stock. A recipient of restricted stock will generally recognize ordinary income when his or her shares vest, based on the then fair market value of the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance of the shares the fair market value of the shares at that time. Such election must be made within 30 days after the date of the award of restricted stock. We will be required to collect certain withholding taxes applicable to such income from the recipient.
          We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
          Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance. We will be required to collect certain withholding taxes applicable to such income from the holder.
          We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder with respect to the issuance of the shares pursuant to the unit. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.
Deductibility of Executive Compensation
          We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options granted under the 2000 Plan will remain deductible by us without limitation under Section 162(m) of the Code. However, any compensation deemed paid by us in connection with restricted stock or restricted stock units issued under the Restricted Stock or Restricted Stock Unit Programs will be subject to the $1 million limitation on deductibility per covered individual, unless the vesting of the restricted stock or restricted stock units is tied solely to one or more of the Performance Goals (described above).
Accounting Treatment
          Pursuant to the accounting standards established by FASB ASC Topic 718 — Stock Compensation, we are required to recognize all share-based payments, including grants of stock options, restricted stock and restricted stock units, in our financial statements. Accordingly, stock options that are granted to our employees and non-employee board members are valued at fair value as of the grant date under an appropriate valuation formula, and that value will be charged as stock-based compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2000 Plan, we are required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. Restricted stock issued under the 2000 Plan results in a direct charge to our reported earnings equal to the excess of the fair market value of those shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings is amortized over the vesting period. Such accounting treatment for restricted stock units and restricted stock issuances is applicable whether vesting is tied to service periods or performance criteria.
Proposal
          At the annual meeting, stockholders will be asked to approve the amendment of the 2000 Plan to increase the number of shares of common stock reserved for issuance under the 2000 Plan by 10,000,000 shares and to increase the number of reserved shares issuable pursuant to restricted stock and restricted stock unit awards under the Plan by 10,000,000 shares. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to be voted on the Proposal, provided that the total votes cast on the Proposal must represent over 50% of the outstanding shares of common stock entitled to vote on the Proposal (solely for this purpose, abstentions will be treated as votes cast). The board of directors recommends a vote “FOR” this Proposal 2.
PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
          Recently enacted federal legislation (Section 14A of the Securities Exchange Act of 1934) requires that we include in this proxy statement the opportunity for our stockholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution will be submitted for stockholder approval at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
          While this vote is non-binding, the board of directors and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of this vote in considering future executive compensation arrangements.
          As described in detail under “Compensation Discussion and Analysis,” the board of directors believes that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The board believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 29 of this proxy statement and the tabular and other disclosures on executive compensation beginning on page 28 of this proxy statement.
Proposal
          At the annual meeting, stockholders will be asked to approve the advisory resolution set forth above approving the compensation of our named executive officers. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to be voted on the Proposal. The board of directors recommends a vote “FOR” the Proposal.
PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION
          Also in accordance with the recently enacted legislation mentioned above, we are required to include in this proxy statement the opportunity for our stockholders to cast an advisory (non-binding) vote on a resolution as to whether the Say-on-Pay vote should occur once every one, two or three years. Accordingly, the following resolution will be submitted for stockholder approval at the annual meeting:
“RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.”
          The board of directors believes that a frequency of every “three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a Say-on-Pay vote. Stockholders who have concerns about executive compensation during the interval between Say-on-Pay votes may bring their specific concerns to the attention of the board of directors. Please refer to “Communications with Directors” in this proxy statement for information about communicating with the board of directors.

          Although this advisory vote on the frequency of the Say-on-Pay vote is non-binding, the board and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Proposal
          At the annual meeting, stockholders will be asked to approve the advisory resolution set forth above, choosing among three options (holding the Say-on-Pay vote on named executive officer compensation once every one, two or three years). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to be voted on the proposal voting in favor of one of the three time periods presented. Stockholders will not be voting to approve or disapprove the board’s recommendation. The board of directors recommends a vote of “THREE YEARS” with respect to this Proposal.
OWNERSHIP OF SECURITIES
          Certain information with respect to (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of the current directors and nominees for election as directors, (iii) each of the executive officers listed in the Summary Compensation Table below (referred to as our “named executive officers”), and (iv) all current directors and executive officers as a group, including the number of shares of our common stock beneficially owned by each of them as of December 31, 2010, is set forth below:

			Percent of
	Shares of		Outstanding
	Common Stock		Common Stock
	Beneficially		Beneficially
Name of Individual or Identity of Group(1)	Owned		Owned
Entities Affiliated with Rhone Capital III 630 Fifth Avenue, 27th Floor New York, NY 10111	56,869,942	(2)	29.9%
PRIMECAP Management Company 225 South Lake Avenue #400 Pasadena, CA 91101	11,743,296	(3)	7.1%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	10,047,747	(4)	6.1%
Offshore Exploration and Production, LLC 13430 Northwest Freeway (Hwy 290), Suite 800 Houston, TX 77040	9,319,790	(5)	5.7%
Robert B. McKnight, Jr.	3,908,432	(6)	2.4%
William M. Barnum, Jr.	651,150	(7)	*
Charles S. Exon	591,332	(8)	*
Pierre Agnes	330,709	(9)	*
Joseph Scirocco	263,332	(10)	*
Craig Stevenson	226,375	(11)	*
Douglas K. Ammerman	170,480	(12)	*
James G. Ellis	52,500	(13)	*
M. Steven Langman	52,500	(14)	*
Andrew W. Sweet	52,500	(15)	*
Robert L. Mettler	40,000	(16)	*
Paul C. Speaker	12,500	(17)	*
All current executive officers and directors as a group (12 persons)	6,351,810	(18)	3.8%

*	Less than 1% of the outstanding shares

(1)	Unless otherwise indicated, the address for each of the named individuals is c/o Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

(2)	According to the Schedule 13D jointly filed August 10, 2009, as amended June 17, 2010, June 28, 2010 and August 11, 2010, by Triton SPV L.P. (“Triton”), Triton Onshore SPV L.P. (“Triton Onshore”), Triton

Offshore SPV L.P. (“Triton Offshore”), Triton Coinvestment SPV L.P. (“Triton Coinvestment”), Romolo Holdings C.V. (“Romolo”), Rea Silvia GP C.V. (“Rea”), Triton GP SPV LLC (“Triton GP”), Numitor Governance S.A.R.L. (“Numitor”), Rhône Capital III L.P. (“Rhône Capital III”), Rhône Holdings III L.L.C. (“Rhône Holdings III”), Rhône Capital L.L.C. (“Rhône Capital”) and Rhône Group L.L.C. (“Rhône Group”), the reporting persons hold, in the aggregate, warrants exercisable for 25,653,831 shares. Romolo, Triton, Triton Onshore, Triton Offshore and Triton Coinvestment (collectively, the “Lenders”) hold directly 1,601,774 warrants, 3,203,881 warrants, 10,343,522 warrants, 8,620,765 warrants and 1,883,889 warrants, respectively. Rea, as the general partner of Romolo, may be deemed to be the beneficial owner of the securities held and beneficially owned by Romolo. Numitor, as the managing general partner of Rea, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rea. Rhône Group, as the manager of Numitor, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Numitor. Triton GP, as the general partner of each of Triton, Triton Onshore, Triton Offshore and Triton Coinvestment, may be deemed to be the beneficial owner of the securities held and beneficially owned by Triton, Triton Onshore, Triton Offshore and Triton Coinvestment. Rhône Capital III, as the sole member of Triton GP, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Triton. Rhône Holdings, as the general partner of Rhône Capital III, may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rhône Capital III. Rhône Capital, as the sole member of Rhône Holdings III may be deemed to be the beneficial owner of the securities that are deemed to be beneficially owned by Rhône Holdings III. M. Steven Langman and Andrew W. Sweet, directors of the Company, are also managing directors of Rhône Group. Messrs. Langman and Sweet have entered into an agreement by which each of them agreed to receive and hold any options or stock awards granted to them as a member of our board of directors as agent of and on behalf of the Lenders. Each of Messrs. Langman and Sweet hold 20,000 shares of restricted common stock and an option, exercisable within 60 days after December 31, 2010, to acquire upon exercise 32,500 shares of common stock. Romolo has shared power to dispose of and to vote 3,550,847 of the listed shares, Triton has shared power to dispose of and to vote 7,102,418 of the listed shares, Triton Onshore has shared power to dispose of and to vote 22,929,736 of the listed shares, Triton Offshore has shared power to dispose of and to vote 19,110,689 of the listed shares, Triton Coinvestment has shared power to dispose of and to vote 4,176,252 of the listed shares, Rea has shared power to dispose of and to vote 3,550,847 of the listed shares, Triton GP has shared power to dispose of and to vote 53,319,095 of the listed shares, Numitor has shared power to dispose of and to vote 3,550,847 of the listed shares, Rhône Capital III has shared power to dispose of and to vote 53,319,095 of the listed shares, Rhône Holdings III has shared power to dispose of and to vote 53,319,095 of the listed shares, Rhône Capital has shared power to dispose of and to vote 53,319,095 of the listed shares, Rhône Group has shared power to dispose of and to vote 3,550,847 of the listed shares. Each of the reporting persons disclaims beneficial ownership of the shares except for shares directly beneficially owned by such person. The address for each of the reporting persons is 630 Fifth Avenue, 27th Floor, New York, NY 10111. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS — Rhône Term Facilities and Registration Rights Agreement” and “— Rhône Debt-for-Equity Exchange and Stockholders Agreement” for a discussion of the transactions which resulted in the entities affiliated with Rhône Capital III beneficially owning the shares indicated and their rights with respect to the nomination of directors to our board of directors.

(3)	According to the Schedule 13G/A (Amendment No. 6) filed February 11, 2010 by PRIMECAP Management Company, Primecap has the sole power to dispose of all 11,743,296 held by it, and sole power to vote 5,152,296 of such shares.

(4)	According to the Schedule 13G/A (Amendment No. 1) filed February 8, 2011 by BlackRock, Inc. (“BlackRock”), BlackRock, through its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Investment Management, LLC and BlackRock International Ltd., has the sole power to dispose of and vote 10,047,747 of the listed shares. None of BlackRock’s subsidiaries beneficially own 5% or more of such shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)	According to the Schedule 13G jointly filed April 15, 2010 by Offshore Exploration and Production, LLC (“Offshore Exploration”), William Kallop, Brooks Kallop and Brent Kallop, each of Offshore Exploration and William Kallop have shared power to dispose of and vote 9,081,590 of the listed shares, Brooks Kallop has sole power to dispose of and vote 125,700 of the listed shares, and Brent Kallop has sole power to dispose of and vote 112,500 of the listed shares.

(6)	Includes an aggregate of (i) 1,388,332 shares which Mr. McKnight has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options, (ii) 200,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. McKnight maintains sole voting power with respect to all such unvested shares, and (iii) 152,670 shares owned of record by Mr. McKnight’s children.

(7)	Includes an aggregate of (i) 167,500 shares which Mr. Barnum has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 20,001 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Barnum maintains sole voting power with respect to such unvested shares.

(8)	Includes an aggregate of (i) 441,332 shares which Mr. Exon has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 150,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Exon maintains sole voting power with respect to all such unvested shares.

(9)	Includes an aggregate of (i) 156,000 shares which Mr. Agnes has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 145,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Agnes maintains sole voting power with respect to all such unvested shares.

(10)	Includes an aggregate of (i) 173,332 shares which Mr. Scirocco has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 90,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Scirocco maintains sole voting power with respect to all such unvested shares.

(11)	Includes an aggregate of (i) 121,666 shares which Mr. Stevenson has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 85,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Stevenson maintains sole voting power with respect to such unvested shares.

(12)	Includes an aggregate of (i) 480 shares owned of record by Mr. Ammerman’s children, (ii) 127,500 shares which Mr. Ammerman has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (iii) 20,001 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Ammerman maintains sole voting power with respect to all such unvested shares.

(13)	Includes an aggregate of (i) 32,500 shares which Mr. Ellis has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 18,334 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Ellis maintains sole voting power with respect to such unvested shares.

(14)	Includes an aggregate of (i) 32,500 shares which may be acquired within 60 days after December 31, 2010 in connection with the exercise of outstanding options and (ii) 18,334 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares. Mr. Langman has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended. Mr. Langman, as a Managing Director of Rhône Group L.L.C., has an understanding with Rhone Group L.L.C. and Triton GP SPV L.L.C. pursuant to which he holds his reported securities for the benefit of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. As a result of this understanding, these shares are also reflected under “Entities Affiliated with Rhône Capital III.”

(15)	Includes an aggregate of (i) 32,500 shares which may be acquired within 60 days after December 31, 2010 in connection with the exercise of outstanding options and (ii) 18,334 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares. Mr. Sweet has disclaimed beneficial ownership of these securities for purposes of Section 16 and Section 13D of the Securities Exchange Act of 1934, as amended. Mr. Sweet, as a Managing Director of Rhône Group L.L.C., has an understanding with Rhone Group L.L.C. and Triton GP SPV L.L.C. pursuant to which he holds his reported securities for the benefit of Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton

Offshore SPV L.P. and Triton Coinvestment SPV L.P. As a result of this understanding, these shares are also reflected under “Entities Affiliated with Rhône Capital III.”

(16)	Includes an aggregate of (i) 25,000 shares which Mr. Mettler has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 15,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Mettler maintains sole voting power with respect to such unvested shares.

(17)	Includes an aggregate of (i) 7,500 shares which Mr. Speaker has, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options and (ii) 5,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Speaker maintains sole voting power with respect to such unvested shares.

(18)	Includes an aggregate of (i) 2,705,662 shares which the current executive officers and directors as a group have, or will have within 60 days after December 31, 2010, the right to acquire upon the exercise of outstanding options, and (ii) 785,004 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, each individual executive officer maintains sole voting power with respect to all of his or her unvested shares.
EQUITY COMPENSATION PLAN INFORMATION
          The following table provides information about our shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of October 31, 2010.

	(a)		(c)
	Number of Securities	(b)	Number of Securities
	to	Weighted-Average	Remaining Available for
	be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise	Outstanding	Equity Compensation
	of Outstanding	Options,	Plans
	Options,	Warrants and	(Excluding Securities
Plan Category	Warrants and Rights	Rights	Reflected in Column (a))
Equity compensation plans approved by security holders(1).	12,731,430	$4.48	3,507,958	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	12,731,430	$4.48	3,507,958

(1)	These plans consist of the 2006 Restricted Stock Plan, 2000 Stock Incentive Plan (as amended and restated) and the Employee Stock Purchase Plan (as amended).

(2)	Of these shares, 1,340,041 shares were available for purchase under the Employee Stock Purchase Plan.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
          Our current executive officers are as follows:

Name	Age	Position
Robert B. McKnight, Jr.	57	Chairman of the Board, Chief Executive Officer and President
Joseph Scirocco	54	Chief Financial Officer and Chief Operating Officer
Charles S. Exon	61	Chief Administrative Officer, Secretary and General Counsel
Pierre Agnes	46	President — Quiksilver Europe
Craig Stevenson	50	President — Quiksilver Americas
          For additional information with respect to Messrs. McKnight and Exon who are also nominees as directors, see “Election of Directors.”

          Joseph Scirocco has served as our Chief Financial Officer since April 2007 and as our Chief Operating Officer since May 2010. From November 2009 until May 2010 he also served as Quiksilver Americas’ Executive Vice President of Operations. Prior to joining Quiksilver, Mr. Scirocco served in various executive capacities with Tommy Hilfiger Corporation from 1997 through 2006, including as Chief Financial Officer from 2002 through November 2006 where he was principally responsible for all financial matters related to the company. Mr. Scirocco was an audit partner in the consumer and retail practice of Price Waterhouse LLP from 1990 through 1997. He is a graduate of Yale University.
          Pierre Agnes has served as our President of Quiksilver Europe since June 2005, and prior to that he served as Managing Director of Quiksilver Europe since December 2003. Between 1992 and 2002, Mr. Agnes founded and operated Omareef Europe, a licensee of Quiksilver for wetsuits and eyewear that we purchased in November 2002. Mr. Agnes originally joined Quiksilver in 1988, first as team manager, and later in various capacities throughout our European marketing operations.
          Craig Stevenson has served as our President — Quiksilver Americas since January 2009. Mr. Stevenson was also the “Quiksilver” Global Brand Manager between April 2007 and January 2010. Mr. Stevenson previously served as President — Quiksilver South Pacific and Managing Director for Quiksilver Australasia between 2002 and 2007. Prior to that, he served as our Marketing and Sales Manager in Australia from 1999 to 2002, and as our National Sales Manager in Australia between 1992 and 1999.
          Our executive officers are appointed by the board of directors and serve until their successors have been duly appointed and qualified, unless sooner removed.
Compensation Discussion and Analysis
     The Compensation Committee
          Compensation for our executive officers is determined by our compensation committee which currently consists of Douglas K. Ammerman, William M. Barnum, Jr. (Chairman) and Robert L. Mettler. As discussed under the “Director Independence” section of this proxy statement, each of the members satisfies all of the independence requirements under the current NYSE listing standards. In order to preserve maximum flexibility for awarding, as well as taking appropriate deductions for, executive compensation, in September 2008 the board of directors established a subcommittee of the compensation committee comprised solely of members who are (i) “outside directors” (as defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986) and (ii) “non-employee directors” as defined in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The subcommittee is responsible for approving awards under our incentive compensation plans and establishing performance goals related to such awards and other performance-based compensation when such compensation or awards are intended to comply with the provisions of Section 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, as well as such other duties or responsibilities as may be assigned by the compensation committee. The subcommittee currently consists of Messrs. Barnum and Mettler. References herein to the compensation committee or the subcommittee refer to the compensation committee and subcommittee collectively. The compensation committee’s responsibilities are set forth in its charter. The compensation committee has full authority to directly retain the services of outside counsel and compensation consultants without consulting or obtaining the approval from any of our officers.
          Our executive officers during fiscal 2010 consisted of Robert B. McKnight, Jr. (Chairman, Chief Executive Officer and President), Joseph Scirocco (Chief Financial Officer and Chief Operating Officer), Charles S. Exon (Chief Administrative Officer, General Counsel and Secretary), Pierre Agnes (President — Quiksilver Europe) and Craig Stevenson (President — Quiksilver Americas). These executive officers are identified in the Summary Compensation Table and are referred to herein as “named executive officers.” Mr. Agnes’ cash compensation is paid in euros. For purposes of this Compensation Discussion and Analysis, all amounts paid to Mr. Agnes have been translated to U.S. dollars at an exchange rate of 1.3 U.S. dollars for each euro.

     Role of Executive Officers in Compensation Decisions
          Our Chief Executive Officer and other executive officers attended portions of compensation committee meetings throughout the year in order to provide information and help explain data relating to matters under consideration by the committee. However, they were not present during deliberations or determinations of their respective compensation or during executive sessions. In addition, our executive officers have, from time to time, provided data and other material to the committee to assist in their evaluation of competitive companies’ executive compensation as well as materials relevant to the historical compensation and performance of our executive officers. In particular, the committee requests input from our Chief Executive Officer regarding his assessment of each individual executive officer’s performance during the year and a recommendation regarding the amount and type of compensation to be paid.
     Role of Compensation Consultant
          During fiscal 2010, our compensation committee did not use any professional third party consulting services.
     Compensation Philosophy and Objectives
          The compensation committee believes that we must be able to attract, motivate and retain qualified executives in order to be successful. To that end, the committee annually re-evaluates our executive compensation structure to support our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. The general principles followed by our committee are (i) to provide a cash compensation package consisting of competitive base salaries and incentive opportunities that are linked to corresponding levels of individual and corporate operating performance and (ii) to grant equity incentives pursuant to which increases in our stock price results in an increase in value for the executive officer, thus creating an incentive for our executive officers to increase our long-term stock performance.
          Our executive compensation packages currently consist of the following elements:
•	Annual base salary;

•	Annual discretionary cash bonuses;

•	Equity based compensation consisting of stock options and/or restricted stock awards;

•	Severance benefits, including upon a change of control; and

•	Perquisites which include health, disability and life insurance, 401(k) matching contributions (which may be funded, or not, as determined by the compensation committee on an annual basis) and a clothing allowance to purchase our products at wholesale prices.
          The combination of these compensation elements is intended to provide an opportunity for our executives to earn a total compensation package which is closely linked to our overall financial and operating performance. We also strive to ensure that our compensation program is competitive with the total compensation paid to similarly situated executives at peer and other companies that we believe would be likely to compete with us for executive talent. We believe that each element of our executive compensation program is beneficial in meeting the program’s overall objectives. We have not adopted a formula to allocate total compensation among these elements.
     Design of the Executive Compensation Program
          The major elements to our executive compensation program are reviewed and determined annually, based on the criteria set forth below:

          Base Salary
          Our executive officer base salaries are reviewed and adjusted annually, subject to, in the case of Messrs. McKnight, Exon and Scirocco, a floor provided for in each such executive officer’s employment agreement. We try to ensure that the base salaries are competitive with similarly situated companies in terms of sales, breadth of product lines, multiple distribution channels, international operations and other related factors, but we do not draw rigid comparisons to such similarly situated companies’ executive compensation. Our general philosophy is to provide a base salary that is at or above the midpoint of the applicable salary range for companies that we believe to be similarly situated, particularly in light of our decision to operate with a minimal number of executive officers and by assigning each executive officer multiple functions. We have not established a specific formula for determining base salary increases or decreases, nor have we identified a specific or consistent group of companies that we believe to be “similarly situated” since these may change from time to time. Further, in fiscal 2010, we did not perform any specific competitive company compensation analysis with respect to setting the base salary levels of our executive officers.
          The compensation committee met in December 2009 to consider the fiscal 2010 base salaries of our executive officers. Given that Messrs. McKnight, Exon and Agnes had each taken a base salary reduction at the beginning of fiscal 2009, and given the successful completion of our refinancing activities during such fiscal year, as well as other corporate objectives that had been achieved by the executive officers, the committee approved an increase in the base salaries of such executive officers for fiscal 2010. Mr. Scirocco’s base salary remained unchanged for fiscal 2010 since he had not taken a base salary reduction in fiscal 2009. Mr. Stevenson’s base salary was also increased for fiscal 2010 as a result of his continued successes with the restructuring of our Americas business and to partially offset the elimination of a component of his expatriate allowances. Effective November 1, 2009, the annualized base salaries of each executive officer was as follows:

2010 Base
Executive Officer	Salary
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	$1,000,000
Joseph Scirocco, Chief Financial Officer and Chief Operating Officer	$550,000
Charles S. Exon, Chief Administrative Officer, General Counsel and Secretary	$500,000
Craig Stevenson, President — Quiksilver Americas	$475,000
Pierre Agnes, President — Quiksilver Europe	$617,500
          In connection with Mr. Stevenson’s relocation from Australia, the committee had previously approved an expatriate compensation package in addition to Mr. Stevenson’s base salary. During fiscal 2010, such expatriate compensation included the use of a company-owned automobile and a company-leased home. However, with respect to the 2010 fiscal year, the committee eliminated a component of Mr. Stevenson’s expatriate allowance which previously provided him a monthly stipend to cover educational and other general cost of living expenses.
          Annual Discretionary Cash Bonus
          Our committee typically awards annual cash bonuses to our executive officers based on our financial and operating performance, as well as the executive officer’s individual performance in the prior fiscal year.
          In December 2010, the committee approved the following cash bonuses for our named executive officers:

Fiscal 2010
Executive Officer	Bonus
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	$1,525,000
Joseph Scirocco, Chief Financial Officer and Chief Operating Officer	$629,000
Charles S. Exon, Chief Administrative Officer, General Counsel and Secretary	$572,000
Craig Stevenson, President — Quiksilver Americas (since January 12, 2009)	$586,000
Pierre Agnes, President — Quiksilver Europe	$745,000
          These discretionary cash bonus amounts were awarded by the committee based on a year-end assessment of each executive officer’s performance during the 2010 fiscal year. The committee evaluated each of the named executive officers, primarily based upon our actual pro forma Adjusted EBITDA performance compared to our business plan and, in the cases of Messrs. Agnes and Stevenson, also on the actual pro forma Adjusted EBITDA for their particular area of responsibility versus our business plan. A further element of the committee’s assessment was a subjective analysis of each executive officer’s contribution to our overall performance particularly with respect to areas not quantified by financial metrics. In particular, the committee considered the contributions of Messrs.

McKnight, Exon and Scirocco with respect to our refinancing activities during fiscal 2010, including the debt-for-equity exchange completed in August 2010 that significantly deleveraged our balance sheet. For Mr. Stevenson, the committee considered his continued contributions in the restructuring efforts in our Americas segment, as well as his involvement and leadership in the decision to implement a global enterprise resource planning software system. For Mr. Agnes, the committee considered his leadership contributions throughout our European segment, including the development of flagship retail destinations that have been highly successful with respect to our brands’ image and the development of our business in eastern Europe, especially Russia and the Czech Republic. In recognition of our fiscal 2010 actual pro forma Adjusted EBITDA ($214.3 million) exceeding planned pro forma Adjusted EBITDA ($194.2 million) by 10%, Quiksilver Europe’s pro forma Adjusted EBITDA exceeding plan by 18%, Quiksilver Americas’ pro forma Adjusted EBITDA exceeding plan by 14%, and the committee’s assessment of each officer’s contribution to our overall performance, Messrs. McKnight, Scirocco, Exon, Agnes and Stevenson were awarded the discretionary bonus amounts set forth in the table above.
          We have recently adopted a formal incentive cash bonus plan and the committee intends to establish specific financial targets and personal objectives for each named executive officer under such plan with respect to our 2011 fiscal year.
          Long Term Incentive Plan (LTIP) Compensation
          Our LTIP was implemented by the committee to provide a long-term orientation to our compensation program and, along with the current discretionary cash bonuses generally available with respect to short term achievements, to balance the focus of executive compensation between short-term and long-term corporate objectives and financial and operating performance. Generally, under the LTIP, each performance period is three years with potential grants made annually. Therefore, the award periods overlap, and there is the potential for an award to be earned every year. However, no more than one performance period will end in any given year. At the end of each performance period, actual awards are determined based on achievement of the pre-established objectives. The maximum amount of any LTIP award payable to any of our executive officers for any performance period may not exceed $3,000,000. The committee also established a maximum bonus opportunity under the LTIP of 200% of the participating executive’s base salary. During fiscal 2010, Mr. McKnight was the only participant in the LTIP.
          The performance objectives set by the committee for LTIP awards may be based upon a variety of business measurements. However, our compensation committee has historically established performance goals based on our average earnings per share growth over the three year performance period. Our compensation committee may make pro-forma adjustments to outstanding performance targets to adjust for acquisitions, reflect changes in accounting rules or corporate structure, or other circumstances for the purpose of preventing dilution or enlargement of a participant’s opportunity to earn incentive compensation under the LTIP. The awards granted to Mr. McKnight set the average earnings per share growth targets as follows, with the corresponding payments as multiples of Mr. McKnight’s base salary.

3 Year Average EPS Growth	% of Base Salary
<4%	0%
4%	20%
6%	40%
8%	60%
10%	80%
12%	100%
14%	120%
16%	140%
18%	160%
20%	180%
≥22%	Capped at 200%
          No payments will be made with respect to an award if performance does not meet the threshold performance level. Actual average earnings per share growth results between the levels specified above will be interpolated to calculate the actual bonus payout. Payment of any earned award will be made in cash following the end of the performance period. Participants may be given the opportunity to elect to defer some or all of any payment in the form of cash or our common stock. Any payment in our common stock will be based on the fair market value of such stock at the time the cash award otherwise would have been payable.

          No amounts were paid to Mr. McKnight for the three year performance period ended October 31, 2010 because the minimum average earnings per share growth targets were not achieved. Also, the committee has not made any long-term incentive awards to any of our executive officers, including Mr. McKnight, since January 2008 (for the November 1, 2007 to October 31, 2010 performance period). Consequently, there are no currently outstanding LTIP awards to any of our executive officers. The committee may, in the future, grant LTIP awards to the executive officers, but no such plans have been identified.
          Equity-Based Compensation
          The compensation committee believes that the use of stock-based awards very closely aligns executive compensation with the value to be received by our stockholders during the same period, as well as provides an opportunity for increased equity ownership by our executive officers.
          Discretionary Option Grant Program. Under the discretionary option grant program of our 2000 Stock Incentive Plan, the committee has complete discretion to determine which executive officers are to receive stock option grants, the time or times when those stock option grants are to be made, the number of shares subject to each such grant, the time or times when each grant is to vest and become exercisable, the maximum term for which the grant is to remain outstanding, and the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws. Each stock option has an exercise price per share determined by the committee, but in no event will the exercise price be less than the fair market value of our common stock on the grant date. No granted option will have a term in excess of ten years, and the option grants generally become exercisable in one or more installments over a specified period of service measured from the grant date. Historically, we have granted options that vest in equal and successive annual installments over a three year period from the date of grant.
          The aggregate stock option grants made by the committee to our named executive officers during fiscal 2010 are set forth below, and except as discussed below, all such stock option grants vest in three equal and successive annual installments over the three year period commencing on the option grant date. The fiscal 2010 option grant to Mr. Agnes vests in a lump sum on the fourth anniversary of the grant date. The difference in the vesting period for Mr. Agnes is to accommodate for certain tax impacts to French optionees.

Fiscal 2010
Executive Officer	Options (#)
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	200,000
Joseph Scirocco, Chief Financial Officer and Chief Operating Officer	100,000
Charles S. Exon, Chief Administrative Officer and General Counsel	100,000
Craig Stevenson, President — Quiksilver Americas	150,000
Pierre Agnes, President — Quiksilver Europe	150,000
          The committee generally reviews stock option grants, and makes annual stock option grants to our executive officers at the December committee meeting following the public announcement of our prior fiscal year’s financial results. At the time of each equity grant, the committee determines the amount of stock options to grant to each executive officer based on the number of stock options available to be granted, the desire to adequately tie executive officer compensation with the long term interests of our stockholders and the desire to increase our executive officers equity interests in the company. The committee also requests input from our Chief Executive Officer regarding his assessment of each individual executive officer’s performance during the year and a recommendation regarding the amount and type of equity grants to each executive officer.
          Restricted Stock Program. Shares of common stock may be issued under the restricted stock program of our 2000 Stock Incentive Plan. These shares will generally vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the committee shall determine. The committee has complete discretion under the restricted stock program to determine which executive officers are to receive restricted stock awards, the time or times when those restricted stock awards are to be made, the number of shares subject to each such award, the vesting schedule for each award and the purchase price (if any) payable per share.
          There were no grants of restricted stock made to our named executive officers during our 2010 fiscal year since there were only a limited number of shares of restricted stock available for issuance under our 2000 Stock Incentive Plan.

          Perquisites
          We provide perquisites to our executive officers that are typical of those provided to senior executives at other companies, which include health and group term life insurance benefits, supplemental long-term disability benefits, 401(k) matching benefits (which may be funded, or not, as determined by the compensation committee on an annual basis) and a clothing allowance for the purchase of our products at wholesale prices. The provision of these perquisites is not tied to individual or corporate operating and financial performance. Instead, the committee believes that these perquisites are beneficial to the creation of a competitive compensation package that is required to retain our executive officers’ services. Further, in the case of the clothing allowance provided to our executive officers, the committee believes that it is important for our executive officers and their families to use the products that we sell and distribute.
          Employment Agreements with our Named Executive Officers
          We have employment agreements with each of our named executive officers which provide certain severance and change in control benefits. The employment agreements, and the benefits provided thereunder, are described in detail under “Employment Agreements.”
          The committee believes that these employment agreements are an essential element of our executive officers’ compensation packages in order to be competitive with other companies that compete with us for executive officer talent, and also to ensure that our executive officers feel that they have adequate financial security to manage any circumstances that would obligate us to pay them severance or change in control benefits.
          Tax and Accounting Implications
          Section 162(m) of the Internal Revenue Code limits our ability to deduct certain compensation over $1 million paid to our executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. Our committee believes that it is generally in our best interest to comply with Section 162(m) and a significant portion of the compensation paid to our named executives will either be under the $1 million limit, eligible for exclusion (such as stock options) under the $1 million limit, or based on qualified performance objectives. However, notwithstanding this general policy, the committee also believes that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not the compensation is fully deductible under Section 162(m). Accordingly, some compensation paid to our executive officers may not be deductible to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

Summary Compensation Table
          The following table sets forth summary information concerning the compensation of each of our named executive officers for all services rendered in all capacities to us for the years ended October 31, 2008, 2009 and 2010:

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal Position(1)	Year	Salary $	Bonus $	Awards(2) $	Awards(2) $	Compensation(3) $	Compensation(4) $	Total $
Robert B. McKnight, Jr.	2010	1,000,000	1,525,000	—	371,830	—	17,000	2,913,830
Chairman of the Board,	2009	914,800	250,000	249,200	583,527	—	29,662	2,027,189
President and Chief Executive Officer	2008	981,300	—	315,000	306,856	—	76,600	1,679,756

Joseph Scirocco	2010	550,000	629,000	—	158,820	—	12,300	1,350,120
Chief Financial Officer	2009	550,000	200,000	186,900	471,230	—	12,500	1,420,630
and Chief Operating Officer	2008	562,500	200,000	540,000	306,856	—	58,100	1,667,456

Charles S. Exon	2010	500,000	572,000	—	158,820	—	22,300	1,253,120
Chief Administrative	2009	409,300	200,000	186,900	471,230	—	21,600	1,289,030
Officer, Secretary and General Counsel	2008	431,300	—	198,000	230,142	—	17,100	876,542

Pierre Agnes(5)	2010	617,500	745,000	—	238,230	—	—	1,600,730
President — Quiksilver	2009	437,800	585,000	178,050	450,910	—	—	1,651,760
Europe	2008	455,000	585,000	90,000	210,964	—	—	1,340,964

Craig Stevenson	2010	475,000	586,000	—	238,230	—	287,600	1,586,830
President — Quiksilver Americas	2009	359,400	250,000	178,050	450,910	—	269,002	1,507,362

(1)	The principal position for each executive officer reflects the executive office and title held by each of them during the fiscal year ended October 31, 2010.

(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value computed in accordance with the provisions of ASC Topic 718 related to stock and option awards to the named executive officers in the referenced fiscal year. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2010 filed with the SEC on January 12, 2011 for information regarding assumptions underlying the valuation of stock and option awards. No estimate of forfeitures has been included in such calculations.

(3)	Mr. McKnight was eligible to receive a cash award under our LTIP in fiscal 2008, fiscal 2009 and fiscal 2010. None of the threshold performance targets under the LTIP were achieved and, consequently, no amounts were paid under our LTIP for any of those fiscal years.

(4)	The amount disclosed in this column for fiscal 2010 for Mr. McKnight includes $10,100 for a personal life insurance policy premium and $1,900 for a supplemental long-term disability policy premium. For Mr. Scirocco for fiscal 2010, it includes $5,400 for a personal life insurance premium and $1,900 for a supplemental long-term disability policy premium. For Mr. Exon for fiscal 2010, it includes $15,400 for a personal life insurance premium and $1,900 for a supplemental long-term disability policy premium. For Mr. Stevenson for fiscal 2010, it includes an expatriate compensation package which includes $29,400 for an automobile allowance and $246,400 for use of a company-leased home. Mr. Stevenson’s other compensation for fiscal 2010 also includes $5,100 for a personal life insurance premium and $1,700 for a supplemental long-term disability policy premium. In addition, in fiscal 2010, each executive officer received a quarterly clothing allowance of $1,250, or $5,000 annually, to purchase products at our wholesale prices.

(5)	Prior to fiscal 2008, we agreed to pay Mr. Agnes’ base salary to him in euros at an agreed exchange rate of 1.30 dollars per euro. His base salary amounts reflect the dollar value of these payments at the agreed exchange rate. The actual average exchange rate during fiscal 2010 was approximately 1.35 dollars per euro. Mr. Agnes’ discretionary bonus for fiscal 2010 was paid in euros at an exchange rate of 1.30 dollars per euro.

Grants of Plan-Based Awards
          The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the fiscal year ended October 31, 2010:

		All
		Other	All Other
		Stock	Option		Grant
		Awards:	Awards:	Exercise	Date Fair
		Number	Number of	or Base	Value of
		of Shares	Securities	Price of	Stock and
		of Stock	Underlying	Option	Option
	Grant	or Units	Options	Awards	Awards
Name	Date	#(1)	#(1)	$/Share	$(2)
Robert B. McKnight, Jr.	12/23/09	—	100,000	2.3500	158,820
	03/09/10	—	100,000	3.1000	213,010

Joseph Scirocco	12/23/09	—	100,000	2.3500	158,820

Charles S. Exon	12/23/09	—	100,000	2.3500	158,820

Pierre Agnes	12/23/09	—	150,000	2.3500	238,230

Craig Stevenson	12/23/09	—	150,000	2.3500	238,230

(1)	Each stock option and restricted stock award in our 2010 fiscal year was made pursuant to our 2000 Stock Incentive Plan. With the exception of the awards to Mr. Agnes, each stock option award listed in the table above will vest in three equal and successive annual installments over the three year period commencing upon the grant date provided the executive remains in our service through the vesting date. Mr. Agnes’ stock option awards will vest in a lump sum on the fourth anniversary of the grant date, provided he remains in our service through the vesting date. Each option has a maximum term of ten years. Each restricted stock award will vest in a lump sum upon the three year anniversary of the grant date. Additional information regarding the vesting acceleration provisions applicable to these equity awards and other material terms of such stock option and restricted stock awards are set forth below under the heading “Employment Agreements” and “Potential Payments Upon Termination, Change in Control or Corporate Transaction — Award Agreements and LTIP”.

(2)	The grant date fair value of each equity award has been computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End
          The following table sets forth summary information regarding outstanding equity awards held by our named executive officers at October 31, 2010:

		Option Awards				Stock Awards
								Market
						Number		Value of
		Number of	Number of			of Shares		Shares
		Securities	Securities			or Units		or Units
		Underlying	Underlying			of Stock		of Stock
		Unexercised	Unexercised	Option		That		That
		Options	Options	Exercise	Option	Have Not		Have Not
		#	#	Price	Expiration	Vested		Vested
Name	Grant Date	Exercisable(1)	Unexercisable(1)	$	Date	#		$(2)
Robert B. McKnight, Jr.	12/22/00	200,000	—	4.6094	12/23/10	—		—
	12/03/01	400,000	—	3.5250	12/04/11	—		—
	12/19/02	400,000	—	6.6575	12/20/12	—		—
	11/12/03	400,000	—	8.7250	11/13/13	—		—
	09/29/06	—	—	—	—	60,000	(3)	250,200
	10/17/07	—	—	—	—	20,000	(4)	83,400
	12/26/07	53,333	26,667	9.0000	12/27/17	—		—
	12/26/07	—	—	—	—	35,000	(5)	145,950
	01/16/09	33,333	66,667	1.7700	01/17/19	—		—
	01/16/09	—	—	—	—	40,000	(6)	166,800
	04/06/09	8,333	16,667	1.2500	04/07/19	—		—
	08/07/09	—	420,000	2.2300	08/08/19	—		—
	08/07/09	—	—	—	—	80,000	(7)	333,600
	12/23/09	—	100,000	2.3500	12/24/19	—		—
	03/09/10	—	100,000	3.1000	03/10/20	—		—

Joseph Scirocco	12/26/07	53,333	26,667	9.0000	12/27/17	—		—
	12/26/07	—	—	—	—	60,000	(5)	250,200
	01/16/09	26,666	53,334	1.7700	01/17/19	—		—
	01/16/09	—	—	—	—	30,000	(6)	125,100
	04/06/09	6,666	13,334	1.2500	04/07/19	—		—
	08/07/09	—	340,000	2.2300	08/08/19	—		—
	08/07/09	—	—	—	—	60,000	(7)	250,200
	12/23/09	—	100,000	2.3500	12/24/19	—		—

Charles S. Exon	12/03/01	80,000	—	3.5250	12/04/11	—		—
	12/19/02	88,000	—	6.6575	12/20/12	—		—
	11/12/03	120,000	—	8.7250	11/13/13	—		—
	09/29/06	—	—	—	—	60,000	(3)	250,200
	12/26/07	40,000	20,000	9.0000	12/27/17	—		—
	12/26/07	—	—	—	—	22,000	(5)	91,740
	01/16/09	26,666	53,334	1.7700	01/17/19	—		—
	01/16/09	—	—	—	—	30,000	(6)	125,100
	04/06/09	6,666	13,334	1.2500	04/07/19	—		—
	08/07/09	—	340,000	2.2300	08/08/19	—		—
	08/07/09	—	—	—	—	60,000	(7)	250,200
	12/23/09	—	100,000	2.3500	12/24/19	—		—

Pierre Agnes	12/03/01	8,000	—	3.5250	12/04/11	—		—
	12/19/02	28,000	—	6.6575	12/20/12	—		—
	03/31/03	40,000	—	7.6550	04/01/13	—		—
	11/12/03	80,000	—	8.7250	11/13/13	—		—
	09/29/06	—	—	—	—	60,000	(3)	250,200
	12/26/07	—	55,000	9.0000	12/27/17	—		—
	12/26/07	—	—	—	—	10,000	(6)	41,700
	01/16/09	—	60,000	1.7700	01/17/19	—		—
	01/16/09	—	—	—	—	25,000	(7)	104,250
	04/06/09	—	20,000	1.2500	04/07/19	—		—
	08/07/09	—	340,000	2.2300	08/08/19	—		—
	08/07/09	—	—	—	—	60,000	(7)	250,200
	12/23/09	—	150,000	2.3500	12/24/19	—		—

Craig Stevenson	12/26/07	16,666	8,334	9.0000	12/27/17	—		—
	12/26/07	—	—	—	—	10,000	(5)	41,700
	01/16/09	20,000	40,000	1.7700	01/17/19	—		—
	01/16/09	—	—	—	—	25,000	(6)	104,250
	04/06/09	6,666	13,334	1.2500	04/07/19	—		—
	08/07/09	—	340,000	2.2300	08/08/19	—		—
	08/07/09	—	—	—	—	60,000	(7)	250,200
	12/23/09	—	150,000	2.3500	12/24/19	—		—

(1)	Except for Mr. Agnes’ stock options and the options granted in August 2009, all stock options listed vest and become exercisable in three equal and successive annual installments over the three year period commencing on the date of grant, provided the executive officer remains in our service through the vesting date. Mr. Agnes’ stock options vest in a lump sum on the fourth anniversary of the grant date, provided he remains in our service through such date. With the exception of the award made to Mr. Agnes, the stock option awards made in August 2009 are subject to cliff vesting on the three-year anniversary of the grant date.

(2)	The market value of the restricted shares of common stock are calculated by multiplying the number of shares of stock held by the applicable executive officer by $4.17, the fair market value of our common stock on October 31, 2010, which is the last day of our fiscal year.

(3)	The restricted shares of common stock granted pursuant to this award will vest on September 29, 2011 provided the executive officer remains in our service through that date.

(4)	The restricted shares of common stock granted pursuant to this award will vest on October 17, 2012 provided the executive officer remains in our service through that date.

(5)	The restricted shares of common stock granted pursuant to this award vested on December 26, 2010.

(6)	The restricted shares of common stock granted pursuant to this award will vest on January 16, 2012 provided the executive officer remains in our service through that date.

(7)	The restricted shares of common stock granted pursuant to this award will vest on August 7, 2012 provided the executive officer remains in our service through that date.
Option Exercises and Stock Vested
          The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers during the fiscal year ended October 31, 2010:

Option Awards
	Number of	Value
	Shares	Realized
	Acquired	Upon
	on Exercise	Exercise
Name	#	$
Robert B. McKnight, Jr.	240,000	103,272
Joseph Scirocco	—	—
Charles S. Exon	30,000	37,144
Pierre Agnes	—	—
Craig Stevenson	—	—
Employment Agreements
          On May 25, 2005, we entered into employment agreements, which were (except for Messrs. Agnes’ and Stevenson’s agreements) subsequently amended on December 21, 2006, with each of: Robert B. McKnight, Jr., our Chairman, Chief Executive Officer and President; Charles S. Exon, our Chief Administrative Officer, Secretary and General Counsel; Craig Stevenson, our President — Quiksilver Americas since January 12, 2009; and Pierre Agnes, our President — Quiksilver Europe. On April 16, 2007 we entered into an employment agreement with Joseph Scirocco, our Chief Financial Officer and, since May 2010, our Chief Operating Officer.
          Each of these agreements is for an unspecified term and may be terminated by us or the executive for any reason, subject to the payment of certain amounts as set forth below. Under these agreements, we currently pay base salaries at an annual rate equal to the following: $1,000,000 for Mr. McKnight; $550,000 for Mr. Scirocco; $550,000 for Mr. Exon, €475,000 (approximately $617,500) for Mr. Agnes; and $475,000 for Mr. Stevenson. Our compensation committee has the discretion to adjust these base salaries based on our performance, the individual’s performance, market conditions or such other factors as the committee deems relevant, provided that they may not be reduced below the following annual rates: $880,000 for Mr. McKnight; $550,000 for Mr. Scirocco; and $400,000 for Mr. Exon. Mr. McKnight’s employment agreement also provides that he will be eligible to earn an annual bonus of up to 300% of his minimum base salary under our Annual Incentive Plan (AIP) or LTIP, or a combination of the two. Messrs. Exon’s, Scirocco’s, Agnes’ and Stevenson’s employment agreements provide that they are eligible to receive annual discretionary bonuses approved by the compensation committee. In addition, in connection with Mr. Stevenson’s relocation to the United States to assume his role as President — Quiksilver Americas, the compensation committee approved an expatriate compensation package in addition to his base salary. Such expatriate compensation includes the use of a company-owned automobile and a company-leased home, and until December 2009, included a monthly allowance of $6,000 to cover educational and other cost of living expenses.

          Each agreement requires us to maintain a $2 million term life insurance policy on the life of the executive, payable to their designees; provided, however, that we are not required to pay annual premiums for the policies in excess of $5,000 each. The agreements also provide that the executives will continue to be participants in our 2000 Stock Incentive Plan, or any successor equity plan, on terms established by our board of directors, but substantially similar to those granted to our other senior executives of an equivalent level. Each agreement further provides that the executives will be covered by our group health insurance programs and our long-term disability plan for senior executives on the same terms and conditions applicable to comparable employees. We are also required to provide each executive with a clothing allowance of at least $4,000 per year to purchase company products at our wholesale prices.
          If we terminate an executive’s employment without Cause, or if the executive terminates his employment for Good Reason (as defined below) within six months of the event constituting Good Reason, the employment agreements provide that we will: (1) continue to pay the executive’s base salary for a period of one and one-half years (two years in the case of Mr. McKnight), (2) pay a pro rata portion of the bonus for the fiscal year in which the termination occurs; and (3) pay an amount equal to two times the average annual bonus earned by the executive during the two most recently completed fiscal years, payable over one and one-half years (two years in the case of Mr. McKnight) following the executive’s termination. For Messrs. McKnight, Exon and Scirocco, if their termination were to occur within one year following a Change in Control (as defined below), the period of salary continuation is increased by six months (one year in the case of Mr. McKnight) and, in the case of Mr. McKnight only, the payment based on average annual bonus is increased to three times such average. The period for the payment based on average annual bonus is similarly extended. In order to receive the termination benefits listed above, the executive is required to sign a general release of claims. If we terminate an executive for Cause or the executive terminates his employment without Good Reason, then the executive will receive his base salary and benefits earned and accrued prior to termination and, if the basis for Cause is the executive’s death or permanent disability, a pro rata portion of his bonus for the year in which the termination occurs.
          Each of the agreements requires that if we grant stock options to the executive after the date of the agreement, the options must provide that if the executive is terminated by us without Cause, as a result of the executive’s death or permanent disability or by the executive for Good Reason, all of the options will automatically vest in full on an accelerated basis and remain exercisable until the earlier to occur of (1) the first anniversary of the termination, (2) the end of the option term, or (3) termination pursuant to other provisions of the option plan or option agreement, such as a corporate transaction.
          For purposes of these employment agreements, Cause includes (1) death, (2) permanent disability, (3) willful misconduct in the performance of duties, (4) commission of a felony or violation of law involving moral turpitude or dishonesty, (5) self-dealing, (6) willful breach of duty, (7) habitual neglect of duty, or (8) material breach by the executive of his obligations under the employment agreement.
          For purposes of these employment agreements, Good Reason means (1) the assignment to the executive of duties materially inconsistent with his position, as set forth in the agreement, without his consent, (2) a material change in his reporting level from that set forth in the agreement, without his consent, (3) a material diminution in his authority, without his consent, (4) a material breach by us of our obligations under the agreement, (5) the failure by us to obtain from any successor, before the succession takes place, an agreement to assume and perform our obligations under the employment agreement or (6) except in the case of Mr. Agnes and Mr. Stevenson, requiring the executive to be based, other than temporarily, at any office or location outside of the southern California area, without his consent.
          Under these employment agreements, a “Change in Control” would include any of the following events: (1) any person (as defined in the Securities Exchange Act of 1934) acquires shares of capital stock of Quiksilver, Inc. representing more than 50% of the total number of shares of capital stock that may be voted for the election of our directors, (2) a merger, consolidation, or other business combination of Quiksilver, Inc. with or into another person is consummated, or all or substantially all of our assets are acquired by another person, as a result of which our stockholders prior to the transaction own, after such transaction, equity securities possessing less than 50% of the voting power of the surviving or acquiring person (or any person in control of the surviving or acquiring person, the equity securities of which are issued or transferred in such transaction), or (3) our stockholders approve a plan of complete liquidation, dissolution or winding up.

Potential Payments Upon Termination, Change in Control or Corporation Transaction
          As described above, payments may be made to our named executive officers upon a change in control or the termination of their employment with us depending upon the circumstances of the termination, which includes termination by us for Cause, termination by us without Cause, termination by the executive for Good Reason, other voluntary termination by the executive, death, or permanent disability. In addition, the award agreements for stock options and restricted stock and the LTIP plan documents also address these circumstances, as well as the effects of a corporate transaction.
     Award Agreements and LTIP
          Under the applicable award agreements, vesting of restricted stock and stock options granted to employees, including the named executive officers, may be affected upon a “change in control” or a “corporate transaction.” A “change in control” is defined as a change in ownership or control effected through either (i) the acquisition, directly or indirectly by any person or related group of persons (other than Quiksilver or a person that directly or indirectly controls, is controlled by, or is under common control with, Quiksilver), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders, or (ii) a change in the composition of our board over a period of thirty-six (36) consecutive months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time the board approved such election or nomination. A “corporate transaction” is defined as either of the following stockholder-approved transactions to which we are a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of the company.
          Upon a corporate transaction, unvested stock options will accelerate and vest in full unless the options are assumed by the successor corporation or replaced with a cash incentive program preserving the spread between the exercise price and the fair market value of the options at the time of the corporation transaction. Similarly, unvested shares of restricted stock will accelerate and vest upon a corporate transaction unless our rights and obligations with respect to the shares are assigned to, and assumed by, the successor corporation. In addition, if a change in control occurs, or a corporate transaction occurs and a successor corporation is assigned and assumes our rights and obligations with respect to shares of restricted stock, and we subsequently terminate an employee for any reason, other than misconduct, all outstanding shares of restricted stock accelerate and vest. “Misconduct” is defined as the commission of any act of fraud, embezzlement or dishonesty by the employee, any unauthorized use or disclosure by such person of our confidential information or trade secrets, or any other intentional misconduct by such person adversely affecting our business or affairs in a material manner.
          Under the applicable award agreements, vesting of stock options and restricted stock granted to employees, including the named executive officers, may be accelerated in certain other circumstances. Under stock option award agreements, upon termination for cause or for misconduct, the entire award is generally forfeited. Upon termination by the company without cause, termination by the employee for good reason (as defined in their employment agreements), death or disability, the unvested portion of the award is forfeited; provided, however, that only with respect to stock options granted after May 2005, the entire award is immediately vested with respect to our named executive officers. Depending on the type of termination, the time to exercise the vested portion of the stock options varies from three months to one year. In no event is this period later than the expiration date of the option. Under the restricted stock award agreements, upon any termination for death or disability, the entire award is immediately vested. For all other terminations, unvested awards of restricted stock are forfeited unless such termination is in connection with a corporate transaction or change in control, as described above.
          Under the LTIP, upon a change in control, awards for any performance cycle which has not been completed are deemed earned at the time of the change in control at the target level, with payment made pro rata for the portion of the performance cycle completed prior to the change in control. If an executive’s employment is terminated for any reason, awards granted for a performance cycle that ended prior to the termination date will not be affected. If an executive’s employment is terminated due to death, disability or retirement, awards for any performance cycle which has not been completed are determined with reference to the performance goals for the entire performance cycle and the payments are prorated based on the percentage of the performance cycle completed prior to termination. However, the compensation committee has discretionary authority to approve payment of the full amount or a greater pro rated amount of such awards. The compensation committee may also determine the amount of the award and make the payout at the end of the performance cycle or earlier based on its good faith determination of the level of the performance achieved through the date of termination or expected to be achieved for the performance cycle. If an executive terminates his employment for any reason (except retirement, disability or death) or we terminate the executive’s employment with or without cause, awards for performance cycles which have not been completed at the time of termination are forfeited, unless otherwise provided in a written employment agreement with us. However, the compensation committee has discretionary authority to approve payment of all or a portion of such awards.
     Quantification of Potential Benefits Payable
          The following tables set forth a quantification of estimated benefits payable to our named executive officers under various circumstances regarding a change in control, corporate transaction and the termination of their employment. In calculating these benefits, we have taken into consideration or otherwise assumed the following:
•	Termination of employment occurred on October 31, 2010, the last day of our 2010 fiscal year.

•	We have valued equity awards using the $4.17 per share closing market price of our common stock on the NYSE on October 29, 2010, the last trading day of our 2010 fiscal year.

•	We have valued stock options at their intrinsic value, equal to the difference between $4.17 and the per share exercise price, multiplied by the number of shares underlying the stock options.

•	In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable named executive officer’s employment agreement and the applicability of Section 409A of the IRS Code. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that IRS Code Section 280G will not apply to any of the amounts paid by us to the applicable named executive officers.
          In May 2005, our executive officer employment agreements were amended to provide that all future stock option grants will (1) accelerate on termination due to death or disability, termination without cause or termination for good reason and (2) remain exercisable for 1 year thereafter unless the stock option otherwise terminates pursuant to its terms. Previously, these employment agreements provided that stock options accelerated only on termination without cause or termination for good reason within 12 months of a change in control.
Estimated Benefits Payable As a Result of Termination of Employment by Employee For Good Reason

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes(6)	Stevenson(7)
Salary continuation(1)	$2,000,000	$825,000	$750,000	$926,250	$712,500
Severance(2)	250,000	400,000	200,000	1,170,000	433,480
Early vesting of stock options(3)	1,674,800	1,092,000	1,143,600	1,140,160	1,135,000
LTIP(4)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(5)	1,525,000	629,000	572,000	745,000	586,000

Total	$5,449,800	$2,946,000	$2,665,600	$3,981,410	$2,866,980

(1)	Represents base salary continuation for eighteen months (twenty-four months for Mr. McKnight) following termination.

(2)	Represents severance equal to twice the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2008 and fiscal 2009), payable over eighteen months (twenty-four months for Mr. McKnight) following termination.

(3)	Represents the value of unvested stock options as of October 31, 2010 which accelerate on termination for Good Reason.

(4)	During our 2010 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, if an executive terminates his employment for Good Reason, awards for any performance cycles which have not been completed are forfeited. However, our compensation committee has discretionary authority to approve payment of all or a portion of such awards. For purposes of this table, we have assumed that awards for the three-year performance cycle ending on October 31, 2010 would not have been paid since the minimum performance targets were not achieved. No awards for performance cycles ending after October 31, 2010 were outstanding.

(5)	Under each executive’s employment agreement (except Mr. McKnight’s), if an executive terminates his employment for Good Reason during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the compensation committee for such year. In December 2010, our compensation committee approved discretionary bonus amounts for certain of our executive officers for fiscal 2010. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(6)	The dollar amounts indicated for salary continuation, severance and discretionary bonus for Mr. Agnes are based on an assumed exchange rate of 1.3 U.S. dollars per euro, since Mr. Agnes’ base salary and discretionary bonus are paid in euros.

(7)	The dollar amounts indicated for severance for Mr. Stevenson are based on an assumed exchange rate of 0.66 U.S. dollars per Australian dollar, since Mr. Stevenson’s 2008 discretionary bonus was paid in Australian dollars. Mr. Stevenson’s discretionary 2009 bonus was paid in U.S. dollars.
Estimated Benefits Payable As a Result of Termination of Employment by Company Without Cause

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes(6)	Stevenson(7)
Salary continuation(1)	$2,000,000	$825,000	$750,000	$926,250	$712,500
Severance(2)	250,000	400,000	200,000	1,170,000	433,480
Early vesting of stock options(3)	1,674,800	1,092,000	1,143,600	1,140,160	1,135,000
LTIP(4)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(5)	1,525,000	629,000	572,000	745,000	586,000

Total	$5,449,800	$2,946,000	$2,665,600	$3,981,410	$2,866,980

(1)	Represents base salary continuation for eighteen months (twenty-four months for Mr. McKnight) following termination.

(2)	Represents severance equal to twice the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2008 and fiscal 2009), payable over eighteen months (twenty-four months for Mr. McKnight) following termination.

(3)	Represents the value of unvested stock options as of October 31, 2010 which accelerate on termination without Cause.

(4)	During our 2010 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, if we terminate an executive’s employment without Cause, awards for any performance cycles which have not been completed are forfeited. However, our compensation committee has discretionary authority to approve payment of all or a portion of such awards. For purposes of this table, we have assumed that awards for the three-year performance cycle ending on October 31, 2010 would not have been paid since the minimum performance targets were not achieved. No awards for performance cycles ending after October 31, 2010 were outstanding.

(5)	Under each executive’s employment agreement (except Mr. McKnight’s), if we terminate an executive’s employment without Cause during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the compensation committee for such year. In December 2010, our compensation committee approved discretionary bonus amounts for certain of our executive officers for fiscal 2010. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(6)	The dollar amounts indicated for salary continuation, severance and discretionary bonus for Mr. Agnes are based on an assumed exchange rate of 1.3 U.S. dollars per euro, since Mr. Agnes’ base salary and discretionary bonus are paid in euros.

(7)	The dollar amounts indicated for severance for Mr. Stevenson are based on an assumed exchange rate of 0.66 U.S. dollars per Australian dollar, since Mr. Stevenson’s 2008 discretionary bonus was paid in Australian dollars. Mr. Stevenson’s discretionary 2009 bonus was paid in U.S. dollars.
Estimated Benefits Payable As a Result of Termination of Employment by Employee For Good Reason or by Company Without Cause Within Twelve Months Following a Change in Control(1)

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes(8)	Stevenson(9)
Salary continuation(2)	$3,000,000	$1,100,000	$1,000,000	$926,250	$712,500
Severance(3)	375,000	400,000	200,000	1,170,000	433,480
Early vesting of stock options(4)	1,674,800	1,092,000	1,143,600	1,140,160	1,135,000
Early vesting of restricted stock(5)	979,950	625,500	717,240	646,350	396,150
LTIP(6)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(7)	1,525,000	629,000	572,000	745,000	586,000

Total	$7,554,750	$3,846,500	$3,632,840	$4,627,760	$3,263,130

(1)	For purposes of this table, “change in control” has the meaning set forth in the executive officer employment agreements described above.

(2)	Represents base salary continuation for twenty-four months for Messrs. Scirocco and Exon, thirty-six months for Mr. McKnight and eighteen months for Messrs. Agnes and Stevenson following termination.

(3)	Represents severance equal to twice (three times for Mr. McKnight) the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2008 and fiscal 2009), payable over twenty-four months for Messrs. Scirocco and Exon, thirty-six months for Mr. McKnight and eighteen months for Messrs. Agnes and Stevenson following termination.

(4)	These amounts represent the value of unvested stock options as of October 31, 2010 which accelerate on termination for Good Reason or without Cause, assuming the unvested stock options had not previously accelerated in connection with the change in control.

(5)	These amounts represent the value of unvested shares of restricted common stock as of October 31, 2010 which would accelerate after a corporate transaction or change in control if the executive officer was terminated by the successor corporation for any reason, other than misconduct, assuming the unvested restricted stock had not previously vested in connection with the change in control, calculated by multiplying the number of accelerated shares by the closing price of our common stock on October 29, 2010, the last trading day of our 2010 fiscal year.

(6)	During our 2010 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, upon a change in control, awards for performance cycles that have not been completed are deemed earned at the time of the change in control at the target level, with payment made pro rata for the portion of the performance cycle completed prior to the change in control. Since all benefits with respect to outstanding LTIP awards would have been paid upon the date of the change in control, no benefits would have been paid under the LTIP upon the subsequent termination of the executive.

(7)	Under each executive’s employment agreement (except Mr. McKnight’s), if an executive terminates his employment for Good Reason or we terminate his employment without Cause during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the compensation committee for such year. In December 2010, our compensation committee approved discretionary bonus amounts for our executive officers for fiscal 2010. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(8)	The dollar amounts indicated for salary continuation, severance and discretionary bonus for Mr. Agnes are based on an assumed exchange rate of 1.3 U.S. dollars per euro, since Mr. Agnes’ base salary and discretionary bonus are paid in euros.

(9)	The dollar amounts indicated for severance for Mr. Stevenson are based on an assumed exchange rate of 0.66 U.S. dollars per Australian dollar, since Mr. Stevenson’s 2008 discretionary bonus was paid in Australian dollars. Mr. Stevenson’s discretionary 2009 bonus was paid in U.S. dollars.
Estimated Benefits Payable As a Result of Termination of Employment by Employee Without Good Reason or Upon Retirement

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes	Stevenson
LTIP(1)	-0-	-0-	-0-	-0-	-0-

Total	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	During our 2010 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. If an executive’s employment is terminated due to retirement, LTIP awards for any performance cycle which have not been completed are determined with reference to the performance goals for the entire performance cycle and the payments are pro rated based on the percentage of the performance cycle completed prior to the date of termination. Since retirement under the LTIP is defined as termination of employment after the age of 65 and Mr. McKnight has not reached that age, no benefits under the LTIP would have been payable upon retirement on October 31, 2010. If an executive’s employment is terminated by the executive without Good Reason, LTIP awards for any performance cycles which have not been completed are forfeited. As a result, no amounts are included in the table as benefits payable upon termination by the named executive without Good Reason. Notwithstanding the foregoing, the compensation committee may approve payment of all or a portion of an award that would have been earned but for the termination of employment.
Estimated Benefits Payable As a Result of Termination of Employment Due to Death or Disability

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes(5)	Stevenson
Early vesting of stock options(1)	$1,674,800	$1,092,000	$1,143,600	$1,140,160	$1,135,000
Early vesting of restricted stock(2)	979,950	625,500	717,240	646,350	396,150
LTIP(3)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(4)	1,525,000	629,000	572,000	745,000	586,000

Total	$4,179,750	$2,346,500	$2,432,840	$2,531,510	$2,117,150

(1)	Represents the value of unvested stock options as of October 31, 2010 which accelerate on termination due to death or disability.

(2)	Represents the value of unvested shares of restricted stock as of October 31, 2010 which accelerate on termination due to death or disability, calculated by multiplying the number of accelerated shares by the closing price of our common stock on October 29, 2010, the last trading day of our 2010 fiscal year.

(3)	During our 2010 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. If an executive’s employment is terminated due to death or disability, LTIP awards for any performance cycle which have not been completed are determined with reference to the performance goals for the entire performance cycle and the payments are pro rated based on the percentage of the performance cycle completed prior to the date of termination. The compensation committee may elect to determine the amount of the award earned and make the payout after the end of the applicable performance cycle or earlier based on its determination of the level of performance achieved through the date of executive’s termination or to be achieved for the cycle. For purposes of this table, we have assumed that the award for the three-year performance cycle ending October 31, 2010 would not have been paid since the minimum performance targets were not achieved and such performance cycle was completed on October 31, 2010. No awards for performance cycles ending after October 31, 2010 were outstanding.

(4)	Under each executive’s employment agreement (except Mr. McKnight’s), if an executive’s employment is terminated due to death or disability during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the compensation committee for such year. In December 2010, our compensation committee approved discretionary bonus amounts for our executive officers for fiscal 2010. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(5)	The dollar amount indicated for Mr. Agnes is based on an assumed exchange rate of 1.3 U.S. dollars per euro, since Mr. Agnes’ discretionary bonus is paid in euros.
Estimated Benefits Payable As a Result of a Corporate Transaction and Without the Termination of the Executive Officers’ Employment(1)

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes	Stevenson
Early vesting of stock options(2)	$1,674,800	$1,092,000	$1,143,600	$1,140,160	$1,135,000
Early vesting of restricted stock(3)	979,950	625,500	717,240	646,350	396,150

Total	$2,654,750	$1,717,500	$1,860,840	$1,786,510	$1,531,150

(1)	For purposes of this table, “corporate transaction” has the meaning set forth in our 2000 Stock Incentive Plan described above.

(2)	Represents the value of unvested stock options as of October 31, 2010 which accelerate on a corporate transaction, assuming the options are neither assumed by the successor corporation nor replaced with a cash incentive program preserving the spread existing at the time of the corporate transaction.

(3)	Represents the value of unvested shares of restricted stock as of October 31, 2010 which accelerate on a corporate transaction, assuming the rights and obligations with respect to the shares are not assigned to the successor corporation or new agreements of comparable value are not substituted for such shares of restricted stock. The amount is calculated by multiplying the number of accelerated shares by the closing price of our common stock on October 29, 2010, the last trading day of our 2010 fiscal year.
Estimated Benefits Payable As a Result of a Change in Control and Without the Termination of the Executive Officers’ Employment(1)

	Robert B.	Joseph	Charles S.	Pierre	Craig
Elements	McKnight	Scirocco	Exon	Agnes	Stevenson
LTIP(2)	$-0-	$-0-	$-0-	$-0-	$-0-

Total	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	For purposes of this table, “change in control” has the meaning set forth in our LTIP described above.

(2)	During our 2010 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, upon a change in control, awards for any performance cycles which have not been completed are deemed earned at the time of the change in control at the “target” level, with payment made pro rata for the portion of the performance cycle completed. For purposes of this table, we have assumed that the award for the three-year performance cycle ending October 31, 2010 would not have been paid since the minimum performance targets were not achieved and such performance cycle was completed on October 31, 2010. No awards for performance cycles ending after October 31, 2010 were outstanding.

COMPENSATION COMMITTEE REPORT
          The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors

Douglas K. Ammerman William M. Barnum, Jr. Robert L. Mettler
February 8, 2011
          The above report of the compensation committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.
AUDIT COMMITTEE REPORT
          The audit committee’s role is to act on behalf of the board of directors in the oversight of all aspects of Quiksilver’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the 2010 fiscal year with management.
          The audit committee also reviewed and discussed with Deloitte & Touche LLP, Quiksilver’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed with the audit committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended). In addition, the audit committee has discussed with Deloitte & Touche their independence from management and Quiksilver, including the matters in the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, which were received by the audit committee. The audit committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with their independence.
          The audit committee discussed with Deloitte & Touche the overall scope and plans for their audit. The audit committee met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of Quiksilver’s internal controls, and the overall quality of Quiksilver’s financial reporting.
          In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2010 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Douglas K. Ammerman William M. Barnum, Jr. James G. Ellis Robert L. Mettler
February 8, 2011

          The above report of the audit committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          Our audit committee has not yet selected the independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending October 31, 2011. Our audit committee will make its selection after it has received and reviewed audit proposals for the year.
          Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2010. Representatives of Deloitte & Touche are expected to be present at our annual meeting and will be available to respond to appropriate questions and to make such statements as they may desire.
Audit and All Other Fees
          The fees billed to us by Deloitte & Touche during the last two fiscal years for the indicated services were as follows:

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$2,280,000	$2,243,000
Audit-Related Fees(2)	254,000	120,000
Tax Fees(3)	816,000	1,236,000
All Other Fees(4)	-0-	-0-

Total Fees	$3,350,000	$3,599,000

(1)	Audit Fees — These are fees for professional services performed by Deloitte & Touche for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, Section 404 attest services, consents and comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit plan audits, due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards.

(3)	Tax Fees — These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes the preparation of Quiksilver and our consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items.

(4)	All Other Fees — These are fees for other permissible work performed by Deloitte & Touche that does not meet the above category descriptions.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
          Under its charter, our audit committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the audit committee. At the beginning of the fiscal year, the committee will evaluate other known potential engagements of our independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non- audit service on the independent registered public accounting firm’s independence from management. At each subsequent committee meeting, the committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year. The committee has delegated to the chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing on an accelerated timetable. If the chairman so approves any such engagements, he is required to report that approval to the full committee at the next committee meeting.
          Since November 1, 2009, each new engagement of Deloitte & Touche has been approved in advance by the committee and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Potential Related Party Transactions
          Our audit committee is responsible for the review, approval or ratification of “related-person transactions” between us and related persons. Under SEC rules, related persons are our directors, officers, nominees for directors, or 5% stockholders of our common stock since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect interest. Our audit committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:
•	any employment by us of an executive officer if:
•	the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or

•	the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and our compensation committee approved (or recommended that the board approve) such compensation;
•	any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

•	any transaction with another organization for which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that organization, if the amount involved does not exceed the greater of $1,000,000, or 1% of that organization’s gross annual revenue;

•	any charitable contribution by us to a charitable or educational organization for which a related person’s only relationship is as an employee (other than an executive officer), a trustee or a director, if the amount involved does not exceed the lesser of $1,000,000, or 1% of the charitable organization’s gross annual revenues;

•	any transaction where the related person’s interest arises solely from the ownership of our securities and all holders of such securities received the same benefit on a pro rata basis; and

•	any transaction where the rates or charges involved are determined by competitive bids.
          Transactions falling within the scope of these policies and procedures that are not included in one of the above categories are reviewed by our audit committee, which determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

Related Party Transactions
     Sale of Senior Notes
          In February 2006, Douglas K. Ammerman, one of our directors, purchased a principal amount of $100,000 of our publicly traded senior notes. In February 2008, Mr. Ammerman made an additional purchase of $100,000, in principal amount, of our senior notes. Mr. Ammerman sold all of these notes in March 2010. Our senior notes are publicly traded, pay interest at an annual rate of 6 7/8% and are governed by the terms of an indenture. Mr. Ammerman was paid approximately $13,400 in interest on the senior notes since November 1, 2009.
     European Office Leases
          One of our European subsidiaries leases office space in Soorts-Hossegor and in Capbreton, France from SCI Anepia, an entity owned by Pierre Agnes, our Quiksilver Europe-President, and his wife. The Hossegor lease is for a 9-year term expiring on November 17, 2015. The current annual rent is €282,882 (approximately $367,747 at an assumed exchange rate of 1.3 dollars per euro). The Capbreton lease is also for a term of 9 years expiring on February 1, 2019. The current annual rent is €175,341 (approximately $227,943 at an assumed exchange rate of 1.3 dollars per euro). From November 1, 2009 through October 31, 2010, we paid SCI Anepia an aggregate of €425,911 (approximately $553,685 at an assumed exchange rate of 1.3 dollars per euro) under these leases. We believe these leases are on terms no less favorable to us than those that are available from persons not affiliated with us.
     Rhône Term Facilities and Registration Rights Agreement
          On July 31, 2009, we, along with our Quiksilver Americas, Inc. subsidiary, as borrower, entered into a Credit Agreement with Rhône Group L.L.C. (“Rhône Group”), as administrative agent, and Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P., as the lenders (the “Rhône Lenders”), providing for a senior secured term loan facility to Quiksilver Americas in an aggregate principal amount of $125,000,000 (the “U.S. term facility”). Also on July 31, 2009, we, along with our Mountain & Wave S.à.r.l. subsidiary (“Quiksilver Europe”), as borrower, entered into a Credit Agreement with Rhône Group, as administrative agent, and the Rhône Lenders, providing for a senior secured term loan facility to Quiksilver Europe in an aggregate principal amount of €20 million (the “European term facility”, together with the U.S. term facility, the “Rhône term loans”). As described below under “Rhône Debt-for-Equity Exchange and Stockholders Agreement,” the Rhône term loans have been repaid in full. Upon the closing of the Rhône term loans in July 2009, Rhône Group received an upfront fee of 3% of the aggregate principal amount of the term facilities and, upon the final payment of the U.S. term facility in October 2010, received an additional aggregate payment of $1,500,000.
          In consideration of providing the Rhône term loans we entered into a Warrant and Registration Rights Agreement with Rhône Capital III L.P. (“Rhône Capital III”) and the Rhône Lenders, which are funds affiliated with Rhône Capital III, pursuant to which we issued to the Rhône Lenders warrants to purchase shares of our common stock exercisable for 25,653,831 shares of common stock. The warrants were fully earned and vested upon issuance. The exercise price of the warrants is $1.86 per share and the warrants are exercisable at any time during their seven-year term by paying the exercise price in cash, pursuant to a “cashless exercise” of the warrant or by a combination thereof.
          Pursuant to the terms of the Warrant and Registration Rights Agreement, on July 31, 2009, we increased the number of directors constituting our board of directors by two and filled the newly-created directorships with two directors, M. Steven Langman and Andrew Sweet, nominated by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. (together, the “Appointing Funds”), respectively. Triton Coinvestment SPV L.P.’s right to nominate one director continues until the Rhône Lenders have sold one-third of the shares of common stock issued upon exercise of the warrants (or warrants exercisable for such amount) other than to affiliates of Rhône Capital III, and Triton Onshore SPV L.P.’s right to nominate one director continues until the Rhône Lenders have sold two-thirds of the shares of common stock issuable upon exercise of the warrants (or warrants exercisable for such amount) other than to affiliates of Rhône Capital III.
          Messrs. Langman and Sweet are each members of the board of managers of Rhône Group, and hold equity interests in such entity. In addition, Messrs. Langman and Sweet hold limited partnership interests in various investment vehicles which have provided capital to the Rhône Lenders and are members of the board of managers of Rhône Capital L.L.C., which together with its affiliates (including Rhône Capital III), indirectly control such investment vehicles as well as the Rhône Lenders. Messrs. Langman’s and Sweet’s director compensation is described under the heading “CORPORATE GOVERNANCE — Director Compensation” on page ___ of this proxy statement.
          The Rhône term loans would have matured on July 30, 2014 and bore interest at 15% per annum. Interest paid with respect to the Rhône term loans totaled $25.3 million. Both Rhône term loans were guaranteed by Quiksilver, Inc. and most of our U.S. subsidiaries, and the European term facility was also guaranteed by our subsidiary Quiksilver Deluxe S.à.r.l., a Luxemburg company, and certain of our other foreign subsidiaries. The Rhône term loans were secured primarily by a first or second-priority security interest in substantially all property related to our Americas business.
          Under the terms of the Warrant and Registration Rights Agreement, the exercise price and number of common shares issuable upon exercise of the warrants we issued in connection with the Rhône term loans are subject to customary adjustments for certain events. We are required to obtain the consent of Rhône Capital III prior to issuing our common stock (or securities convertible or exchangeable into common stock) at a price per share less than $1.86. To the extent any adjustment to the warrants would result in an issuance of our common stock in excess of 19.99% of the outstanding shares at the time of the issuance of the warrants, the holders would instead be issued upon exercise of the warrants shares of our non-voting Series A Preferred Stock, with the same economic rights (including the right to participate in any change of control) as a share of common stock, other than a fixed dividend rate of 10% per annum, increasing 2% every two quarters up to 18% per annum. Such preferred shares would be automatically converted to common stock upon receipt of approval of our stockholders. The warrants are not transferable (other than to affiliates of Rhône Capital III) and although the common stock issued upon exercise of the warrants is fully transferable (except for any securities law restrictions), the holders agreed not to transfer common stock representing 15% or more of the then outstanding number of shares of our common stock to any one person unless approved by our board of directors.
          Under the Warrant and Registration Rights Agreement, the Rhône Lenders have customary demand and piggyback registration rights with respect to the warrants and the underlying shares. Each initial holder of warrants that continue to hold at least 50% of the warrants (or the shares underlying the warrants) initially issued to such holder has additional subscription rights pursuant to the warrants allowing such initial holder to maintain its proportionate, as-if-converted ownership interest in us, if we make a public or private offering of our common stock for cash, subject to certain exclusions.
     Rhône Debt-for-Equity Exchange and Stockholders Agreement
          On August 9, 2010, pursuant to an exchange agreement with Rhône Capital III and the Rhône Lenders, we, along with Quiksilver Americas and Quiksilver Europe, exchanged $140 million of the principal balance outstanding under the Rhône term loans for approximately 31.1 million shares of our common stock, which represented an exchange price of $4.50 per share (the “Exchange”). Upon consummation of the Exchange, Rhône Capital III received an aggregate exchange fee of $6,650,000. Following the Exchange, the aggregate balance outstanding under the Rhône term loans was $24.5 million, which was repaid in October 2010.
          In connection with the Exchange, we, the Rhône Lenders and Rhône Capital III, entered into a Stockholders Agreement, under which, among other things, Rhône Capital III and the Rhône Lenders are entitled to (i) customary demand and piggyback registration rights with respect to the shares of our common stock issued in the Exchange, (ii) so long as Rhône Capital III and its affiliates collectively continue to own at least 8,333,334 shares of our common stock, preemptive rights to purchase additional shares of our common stock to maintain their respective proportionate ownership interest in us if we make a public or private offering of common stock for cash, subject to certain exclusions, and (iii) certain information rights. Further, under the Stockholders Agreement, each of the Appointing Funds will be entitled to designate a director to our board of directors; provided, that if the Rhône Lenders sell one-third or more of the common stock they received in the Exchange to any persons other than affiliates, then only Triton Onshore SPV L.P. shall be entitled to designate a director pursuant to the Stockholders Agreement, and if the Rhône Lenders sell two-thirds or more of the common stock they received in the Exchange to any persons other than affiliates, then Triton Onshore SPV L.P.’s right to designate a director pursuant to the Stockholders Agreement shall terminate; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the Warrant and Registration Rights Agreement serve on the board of directors, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement.

          The Stockholders Agreement also provides that the Rhône Lenders are subject to transfer restrictions, subject to certain exceptions, and standstill restrictions. The standstill restrictions provide that, subject to certain exceptions and until Rhône Capital III and its affiliates cease to beneficially own more than 20% of our outstanding common stock on a fully-diluted basis, neither Rhône Capital III nor its affiliates, including the Rhône Lenders, will, without the prior written consent of the independent directors of our board of directors, effect or seek, offer or propose (i) to beneficially own, individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), more than 34.99% of our common stock, (ii) to transact any tender or exchange offer or merger involving us, and (iii) to solicit any proxies or written consents to elect directors to our board of directors (other than any solicitation of proxies to elect any director that they are entitled to designate pursuant to the Stockholders Agreement and the Warrant and Registration Rights Agreement and who has not been nominated by the board of directors and/or elected by our stockholders).
          The standstill restrictions do not prevent Rhône Capital III or any of its affiliates, during such time as they beneficially own more than 20% of our outstanding common stock on a fully-diluted basis, from acquiring, either directly or indirectly, (i) the shares of our common stock or Series A preferred stock issuable or issued upon the exercise of the warrants issued under the Warrant and Registration Rights Agreement, (ii) the shares of our common stock, if any, issued pursuant to the preemptive rights provisions of the Stockholders Agreement and the Warrant and Registration Rights Agreement, (iii) certain shares of our common stock issued to the directors designated by the Appointing Funds because of their service on our board of directors or (iv) any common stock or common stock equivalents directly from us or pursuant to a tender or exchange offer made to all of our stockholders.
          In addition, the standstill restrictions under the Stockholders Agreement terminate if, at any time during the standstill period, (i) we fail to nominate any director designated by Rhône Capital III and its affiliates pursuant to the Stockholders Agreement or the Warrant and Registration Rights Agreement or fail to vote any of our proxies in favor of any such director, (ii) our stockholders fail to elect any director designated by Rhône Capital III and its affiliates pursuant to the Stockholders Agreement or Warrant and Registration Rights Agreement, (iii) a “change of control” or similar concept shall have occurred under any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries or any of our properties may be bound, or (iv) Rhône Capital III and its affiliates cease to beneficially own more than 20% of our outstanding common stock on a fully-diluted basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Certain officers, directors and greater-than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
          To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended October 31, 2010 all Section 16(a) filing requirements applicable to our officers, directors and greater-than ten percent beneficial owners were satisfied.
NOMINATIONS AND STOCKHOLDER PROPOSALS
          From time to time, stockholders submit proposals that may be proper subjects for inclusion in our proxy statement and for consideration at an annual meeting. Any stockholder proposals for inclusion in our 2012 proxy statement must be received by our corporate Secretary no later than October 14, 2011. All stockholders submitting proposals must meet the stockholder eligibility requirements of Rule 14a-8 (available on the SEC website). Please direct any such proposal, as well as any related questions, to our corporate Secretary at Quiksilver, Inc., 15202 Graham Street, Huntington Beach, CA 92649.
          Our bylaws provide that any stockholder wishing to nominate a director at or bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials pursuant to Rule 14a-8, must provide timely and compliant written notice. To be timely for the 2012 annual meeting, a notice must be delivered to our corporate Secretary at the address provided above, but not before November 21, 2011 nor after December 21, 2011. However, if the 2012 annual meeting is advanced by more than 30 days or delayed more than 70 days from March 22, 2012, then our bylaws provide a different deadline for the notice. The notice must contain and be accompanied by additional information as specified in our bylaws. We recommend that any stockholder wishing to nominate a director at or bring any other item before an annual meeting review a copy of our bylaws.
ANNUAL REPORT
          Our Annual Report containing audited financial statements for the fiscal year ended October 31, 2010 accompanies this proxy statement. WE WILL SEND A STOCKHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED OCTOBER 31, 2010, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF JOSEPH SCIROCCO, CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER, AT OUR ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.
OTHER MATTERS
          At the time of the preparation of this proxy statement, the Board of Directors knows of no other matter which will be acted upon at our annual meeting. If any other matter is presented properly for action at our annual meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors, QUIKSILVER, INC.

ROBERT B. McKNIGHT, JR. Chairman of the Board, Chief Executive Officer and President
Huntington Beach, California
February 9, 2011

ANNEX A
QUIKSILVER, INC.
2000 STOCK INCENTIVE PLAN1
(As Amended and Restated through March 26, 2010)
ARTICLE ONE
GENERAL PROVISIONS
1.1. PURPOSE OF THE PLAN
     This amended and restated 2000 Stock Incentive Plan is intended to promote the interests of Quiksilver, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
     Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
1.2. STRUCTURE OF THE PLAN
     A. The Plan as hereby amended and restated is divided into four separate equity incentive programs:
     - the Discretionary Option Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
     - the Restricted Stock Program, under which eligible persons may be awarded restricted shares of Common Stock by and at the discretion of the Plan Administrator, that vest upon, among other things, the completion of a designated service period and/or the attainment of pre-established performance milestones or other criteria,
     - the Restricted Stock Unit Program, under which eligible persons may be awarded restricted stock units by and at the discretion of the Plan Administrator, that vest upon, among other things, the completion of a designated service period and/or the attainment of pre-established performance milestones or other criteria, and
     - the Director Automatic Grant Program under which Eligible Directors shall automatically receive option grants and restricted shares of Common Stock at designated intervals over their period of Board service.

[1]	All share amounts in this document have been revised to reflect a 2 for 1 stock split effected through a stock dividend on April 30, 2003 and a 2 for 1 stock split effected through a stock dividend on April 27, 2005.
     B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
1.3. ADMINISTRATION OF THE PLAN
     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards to members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.
     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

Annex A-1

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs under its jurisdiction or any Award thereunder.
     D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.
     E. Administration of the Director Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Award under that program.
1.4. ELIGIBILITY
     A. The persons eligible to participate in the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs are as follows:
     (i) Employees,
     (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
     (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
     B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Option Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable and the maximum term for which the Award is to remain outstanding and (ii) with respect to Awards under the Restricted Stock and Restricted Stock Unit Programs, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each Award, the vesting schedule applicable to the shares subject to such Award, and the cash consideration, if any, payable for such shares.
     C. The Plan Administrator shall have the absolute discretion to grant options, Restricted Stock and Restricted Stock Units in accordance with the Discretionary Option Grant Program, the Restricted Stock Program and the Restricted Stock Unit Program.
     D. Eligible Directors for purposes of the Director Automatic Grant Program shall be limited to members of the Board who are not, at the time of such determination, employees of the Corporation (or any Parent or Subsidiary).
1.5. STOCK SUBJECT TO THE PLAN
     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 33,744,836 shares. Such share reserve consists of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under those Predecessor Plans, (ii) an increase of 2,000,000 shares approved by the Corporation’s stockholders in connection with the adoption of this Plan, (iii) an increase of 2,800,000 shares approved by the Corporation’s stockholders on March 30, 2001, (iv) an increase of 2,400,000 shares approved by the Corporation’s stockholders on March 26, 2002 (v) an increase of 3,200,000 shares approved by the Corporation’s stockholders on March 28, 2003, (vi) an increase of 5,600,000 shares approved by the Corporation’s stockholders on March 26, 2004, (vii) an increase of 1,500,000 shares approved by the Corporation’s stockholders on March 24, 2005, (viii) an increase of 1,000,000 shares approved by the Corporation’s stockholders on March 24, 2006, (ix) an increase of 2,000,000 shares approved

Annex A-2

by the Corporation’s stockholders on March 16, 2007 and (x) an increase of 300,000 shares approved by the Corporation’s stockholders on March 26, 2010.
     B. No one person participating in the Plan may receive Awards for more than 800,000 shares of Common Stock in the aggregate per calendar year. To the extent required by Section 162(m) of the Code, shares subject to options or stock appreciation rights which are canceled shall continue to be counted against the limit.
     C. The maximum number of shares of Common Stock reserved for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units under the Plan is 1,100,000.
     D. Shares of Common Stock subject to outstanding Awards under the Plan (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently canceled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the issuance of shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or the gross number of shares issued under the Plan, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall NOT be available for subsequent issuance under the Plan. Notwithstanding the foregoing, the number of shares of Common Stock subject to Surrendered Options in excess of the number of shares of Common Stock subject to Replacement Options shall not be available for subsequent issuance under the Plan. For this purpose, the term “Surrendered Options” means the options that are surrendered to the Corporation in connection with the one-time stock option exchange described in Section 2.5 below, and the term “Replacement Options” means the options which are issued by the Corporation in exchange for the Surrendered Options in connection with such exchange.
     E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Director Automatic Grant Program to new and continuing Eligible Directors, (iv) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Award under the Discretionary Option Grant and Director Automatic Grant Programs, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans, (vi) the number and/or class of securities subject to each outstanding Award under the Restricted Stock and Restricted Stock Unit Programs and the cash consideration (if any) payable per share thereunder, and (vii) the maximum number of shares which may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under the Plan. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
2.1. OPTION TERMS
     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
     A. EXERCISE PRICE.
          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date. The Plan Administrator may not reset the exercise price of outstanding options or stock appreciation rights and may not grant new options or

Annex A-3

stock appreciation rights in exchange for the cancellation of outstanding options or stock appreciation rights with a higher exercise price.
          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes, or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
     B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
     C. EFFECT OF TERMINATION OF SERVICE.
          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
               (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

Annex A-4

               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
               (ii) permit the option to be exercised, during the applicable post- Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
     D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
     E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
     F. TRANSFERABILITY OF OPTIONS. The transferability of options granted under the Plan shall be governed by the following provisions:
          (i) Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.
          (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
2.2. INCENTIVE OPTIONS
     The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.2.
     A. ELIGIBILITY. Incentive Options may only be granted to Employees.
     B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars

Annex A-5

($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
     C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
2.3. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
     A. No Award outstanding under the Discretionary Option Grant Program at the time of a Corporate Transaction shall vest and become exercisable on an accelerated basis if and to the extent that (i) such Award is, in connection with the Corporate Transaction, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction or (ii) such Award is replaced with a cash incentive program of the successor corporation which preserves the spread (the excess of the Fair Market Value of those shares over the exercise price in effect for the shares) existing at the time of the Corporate Transaction on the shares of Common Stock as to which the Award is not otherwise at that time vested and exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, each Award outstanding under the Discretionary Option Grant Program at the time of the Corporate Transaction shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Corporate Transaction, vest and become exercisable as to all shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully vested shares of Common Stock.
     B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or otherwise continue in full force and effect pursuant to the express terms of the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.
     C. Immediately following the consummation of the Corporate Transaction, all outstanding Awards under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction or otherwise expressly continued in full force and effect pursuant to the express terms of the Corporate Transaction.
     D. Each Award which is assumed in connection with a Corporate Transaction or otherwise continued in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding Award, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding Awards under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.
     E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Option Grant Program so that those Awards shall, immediately prior to the effective date of such Corporate Transaction, vest and become exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed or otherwise continued in full force and effect pursuant to the terms of the

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Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Corporate Transaction and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Corporate Transaction.
     F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Option Grant Program so that those Awards shall immediately vest and become exercisable for all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those Awards do not otherwise vest on an accelerated basis. Any Awards so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
     G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Option Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control or Hostile Take-Over, as the case may be, vest and become exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control or Hostile Take-Over, as the case may be, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Hostile Take-Over, as the case may be. Each Award so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of their term.
     H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.
     I. Awards outstanding shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
2.4. STOCK APPRECIATION RIGHTS
     A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.
     B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:
          (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.
          (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

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          (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.
     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:
          (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.
          (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.
          (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.
2.5. ONE-TIME EXCHANGE
     Notwithstanding any other provision of the Plan to the contrary, upon approval of the Corporation’s stockholders, the Plan Administrator may provide for, and the Corporation may implement, a one-time only option exchange offer, pursuant to which certain outstanding Non-Statutory Options could, at the election of the person holding such Non-Statutory Option, be tendered to the Corporation for cancellation in exchange for the issuance of a lesser amount of Non-Statutory Options with a lower exercise price, provided that such one-time only option exchange offer is commenced within twelve (12) months of the date of such stockholder approval.
ARTICLE THREE
RESTRICTED STOCK PROGRAM
3.1. RESTRICTED STOCK TERMS
     A. ISSUANCES. Shares of Restricted Stock may be issued under the Restricted Stock Program at the discretion of the Plan Administrator through direct and immediate issuances without any intervening option grants. Each such issuance of Restricted Stock shall be evidenced by a Restricted Stock Agreement that complies with the terms specified below and such other provisions as the Plan Administrator shall determine. Participants shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full purchase price, if any, to the Corporation and has executed and delivered to the Corporation the applicable Restricted Stock Agreement.
     B. PURCHASE PRICE.
          1. The purchase price per share of Restricted Stock issued under the Restricted Stock Program shall be fixed by the Plan Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
          2. Shares of Restricted Stock may be issued under the Restricted Stock Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
               (i) cash or check made payable to the Corporation; or

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               (ii) any other valid form of consideration permissible under the Delaware General Corporation Law at the time such shares are issued.
     C. VESTING PROVISIONS
          1. Shares of Restricted Stock issued under the Restricted Stock Program may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives or such other criteria as the Plan Administrator shall determine. The elements of the vesting schedule applicable to any unvested shares of Restricted Stock issued under the Restricted Stock Program shall be determined by the Plan Administrator and incorporated into the Restricted Stock Agreement. Notwithstanding the foregoing, Awards of Restricted Stock issued subject to time-based vesting under the Restricted Stock Program may not be made with a vesting schedule providing for full vesting in less than three years from the date awarded. Awards of Restricted Stock issued subject to performance-based vesting, as provided in Section 3.1.C.2 below, may not vest unless the Participant remains in the Corporation’s Service for at least one year following the date awarded.
          2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Restricted Stock Program so that the shares of Restricted Stock subject to those Awards shall vest upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings or net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii), (iv) and (vii) above, the Plan Administrator may, at the time the Awards under the Restricted Stock Program are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the Award attributable to that performance objective shall be interpolated on a straight-line basis.
          3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Restricted Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Restricted Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
          4. The Participant shall have full voting rights with respect to any shares of Restricted Stock issued to the Participant under the Restricted Stock Program, whether or not the Participant’s interest in those shares is vested. Unless otherwise provided by the Plan Administrator in the Restricted Stock Agreement, Participant shall also have the right to receive any regular cash dividends paid on such shares. The Plan Administrator may apply any restrictions to the dividends that the Plan Administrator deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of shares of Restricted Stock is designed to comply with the requirements of the

Annex A-9

performance-based exception from the tax deductibility limitations of Code Section 162(m), the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such shares of Restricted Stock, such that the dividends and/or the shares of Restricted Stock maintain eligibility for such exception.
          5. The effect which death, Permanent Disability, termination of Service (other than for Misconduct) or other event designated by the Plan Administrator is to have upon the vesting schedule of a Restricted Stock Award shall be determined by the Plan Administrator and incorporated into the Restricted Stock Agreement.
          6. Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more unvested shares of Restricted Stock, then all such unvested shares of Restricted Stock shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares of Restricted Stock were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.
          7. Should the Participant cease to remain in Service while holding one or more unvested shares of Restricted Stock issued under the Restricted Stock Program or should the performance objectives or other criteria not be attained with respect to one or more such unvested shares of Restricted Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.
          8. In the event of the Participant’s death, Permanent Disability, termination of Service (other than for Misconduct), retirement or a Corporate Transaction or Change in Control, the Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Restricted Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives or other criteria applicable to those shares. The Plan Administrator shall not otherwise have discretion to waive the surrender and cancellation of unvested shares of Restricted Stock (or other assets attributable thereto) which would otherwise occur pursuant to a previously determined vesting schedule. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Restricted Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives or other criteria. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section 3.2.D of this Article Three.
3.2. CORPORATE TRANSACTION/CHANGE IN CONTROL
     A. No shares of Restricted Stock shall vest at the time of a Corporate Transaction on an accelerated basis if and to the extent that (i) the Restricted Stock Agreement is, in connection with the Corporate Transaction, continued or assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction, (ii) substitution of new agreements of comparable value covering shares of the successor corporation (or parent thereof) in exchange for such shares of Restricted Stock, with appropriate adjustments as to the number and kind of shares and purchase price, is provided for pursuant to the express terms of the Corporate Transaction or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, immediately prior to the effective date of the Corporate Transaction, all the shares of Restricted Stock shall automatically vest in full.
     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares of Restricted Stock are issued or at any time while they remain outstanding under the Plan, to provide that the unvested shares of Restricted Stock shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with or following such transactions, including termination of Service.
     C. If the Restricted Stock Agreement is continued or assumed by a successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction or such accelerated vesting is precluded by other limitations imposed by the Plan Administrator, each outstanding Award under the Restricted Stock Program in effect shall be adjusted immediately after the consummation of that Corporate

Annex A-10

Transaction to apply to the number and class of securities into which the shares of Restricted Stock subject to the Award immediately prior to the Corporate Transaction would have been converted upon consummation of such Corporate Transaction had those shares actually been outstanding and vested at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided that the aggregate amount of such consideration shall remain the same.
     D. The Plan Administrator’s authority under Paragraph B of this Section 3.2 shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph B of this Section 3.2 may result in their loss of performance-based status under Code Section 162(m).
3.3. TRANSFERABILITY OF RESTRICTED STOCK
     Unvested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the Participant’s death. Upon vesting, and after all other conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Agreement, such shares of Restricted Stock shall become freely transferable (subject to any restrictions under applicable securities laws) by Participant.
3.4. DELIVERY OF SHARES/LEGENDS
     Unvested shares of Restricted Stock may, in the Plan Administrator’s discretion, be issued in book entry or certificate form and shall remain in the possession or control of the Corporation until such shares have vested, and all other conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable Withholding Tax), in accordance with the terms of the Restricted Stock Agreement. If issued in certificate form, such certificates shall include such restrictive legends as deemed appropriate by the Plan Administrator. The Plan Administrator may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.
ARTICLE FOUR
RESTRICTED STOCK UNIT PROGRAM
4.1. RESTRICTED STOCK UNIT TERMS
     A. ISSUANCES. Restricted Stock Units which entitle the Participant to receive shares of Common Stock underlying those units over the Participant’s period of Service and/or upon attainment of specified performance objectives or such other criteria as the Plan Administrator shall determine may be issued under the Restricted Stock Unit Program at the discretion of the Plan Administrator. Each such issuance of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Agreement that complies with the terms specified below and such other provisions as the Plan Administrator shall determine. Participants shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has paid the full purchase price, if any, to the Corporation and has executed and delivered to the Corporation the applicable Restricted Stock Unit Agreement.
     B. PURCHASE PRICE.
          1. The purchase price for Restricted Stock Units issued under the Restricted Stock Unit Program shall be fixed by the Plan Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
          2. Restricted Stock Units may be issued under the Restricted Stock Unit Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
               (i) cash or check made payable to the Corporation; or
               (ii) any other valid form of consideration permissible under the Delaware General Corporation Law at the time such units are issued.

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     C. VESTING PROVISIONS
          1. Restricted Stock Units issued under the Restricted Stock Unit Program may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives or such other criteria as the Plan Administrator shall determine. The elements of the vesting schedule applicable to any unvested Restricted Stock Units issued under the Restricted Stock Unit Program shall be determined by the Plan Administrator and incorporated into the Restricted Stock Unit Agreement. Notwithstanding the foregoing, Awards of Restricted Stock Units issued subject to time-based vesting under the Restricted Stock Unit Program may not be made with a vesting schedule providing for full vesting in less than three years from the date awarded. Awards of Restricted Stock Units issued subject to performance-based vesting, as provided in Section 4.1.C.2 below, may not vest unless the Participant remains in the Corporation’s Service for at least one year following the date awarded.
          2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Restricted Stock Unit Program so that the Restricted Stock Units subject to those Awards shall vest upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings or net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii), (iv) and (vii) above, the Plan Administrator may, at the time the Awards under the Restricted Stock Unit Program are made, specify certain adjustments to such items as reported in accordance with GAAP, which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the Award attributable to that performance objective shall be interpolated on a straight-line basis.
          3. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a Restricted Stock Unit until that Award vests, all other conditions and restrictions applicable to such Restricted Stock Unit have been satisfied or lapsed (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Unit Agreement, and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Restricted Stock Unit Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.
          4. The effect which death, Permanent Disability, termination of Service (other than for Misconduct) or other event designated by the Plan Administrator is to have upon the vesting schedule of a Restricted Stock Unit Award shall be determined by the Plan Administrator and incorporated into the Restricted Stock Unit Agreement.
          5. Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more unvested Restricted Stock Units, then all such unvested Restricted Stock Units shall be immediately and automatically canceled, no shares of Common Stock will be issued in satisfaction of those

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units, and the Participant shall have no further rights with respect to those units. To the extent the canceled Restricted Stock Units were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the canceled units.
          6. Should the Participant cease to remain in Service while holding one or more unvested Restricted Stock Units issued under the Restricted Stock Unit Program or should the performance objectives not be attained with respect to one or more such unvested Restricted Stock Units, then those units shall be immediately and automatically canceled, no shares of Common Stock will be issued in satisfaction of those units, and the Participant shall have no further rights with respect to those units. To the extent the canceled Restricted Stock Units were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the canceled units.
          7. Outstanding Restricted Stock Units under the Restricted Stock Unit Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those units, if the performance goals or other criteria established for such units or the Service requirements established for such units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Restricted Stock Units as to which the designated performance goals or other criteria or Service requirements have not been attained or satisfied, but only in the event of the Participant’s death, Permanent Disability, termination of Service (other than for Misconduct), retirement or a Corporate Transaction or Change in Control. The Plan Administrator shall not otherwise have discretion to waive the surrender and cancellation of unvested Restricted Stock Units (or other assets attributable thereto) which would otherwise occur pursuant to a previously determined vesting schedule. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards of Restricted Stock Units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section 4.2.D of this Article Four.
4.2. CORPORATE TRANSACTION/CHANGE IN CONTROL
     A. No Restricted Stock Units shall vest at the time of a Corporate Transaction on an accelerated basis if and to the extent that (i) the Restricted Stock Unit Agreement is, in connection with the Corporate Transaction, continued or assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction, (ii) substitution of new agreements of comparable value covering shares of the successor corporation (or parent thereof) in exchange for such Restricted Stock Units, with appropriate adjustments as to the number and kind of shares and purchase price, is provided for pursuant to the terms of the Corporate Transaction or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, immediately prior to the effective date of the Corporate Transaction, all the unvested Restricted Stock Units shall automatically vest in full.
     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested Restricted Stock Units are issued or at any time while they remain outstanding under the Plan, to provide that the unvested Restricted Stock Units shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with or following such transactions, including termination of Service.
     C. If the Restricted Stock Unit Agreement is continued or assumed by a successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction or such accelerated vesting is precluded by other limitations imposed by the Plan Administrator, each outstanding Award under the Restricted Stock Unit Program in effect shall be adjusted immediately after the consummation of that Corporate Transaction to apply to the number and class of securities into which the shares of Common Stock underlying those Restricted Stock Units subject to the Award immediately prior to the Corporate Transaction would have been converted in consummation of such Corporate Transaction had those units actually been outstanding and vested at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per unit thereunder, provided that the aggregate amount of such consideration shall remain the same.
     D. The Plan Administrator’s authority under Paragraph B of this Section 4.2 shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph B of this Section 4.2 may result in their loss of performance-based status under Code Section 162(m).

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4.3. TRANSFERABILITY OF RESTRICTED STOCK UNITS
     Until vested, Restricted Stock Units may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the Participant’s death. Upon vesting, and after all other conditions and restrictions applicable to such Common Stock subject to such Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Unit Agreement, the shares of Common Stock subject to such Restricted Stock Unit shall become freely transferable (subject to any restrictions under applicable securities laws) by Participant.
4.4. DELIVERY OF SHARES/COMPLIANCE WITH SECTION 409A
     A. Upon vesting and satisfaction of all other conditions and restrictions applicable to the Restricted Stock Units (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Unit Agreement, certificates representing the shares of Common Stock underlying such Restricted Stock Units shall be issued to Participant.
     B. Notwithstanding the foregoing, the Plan Administrator may permit or require a Participant to defer such Participant’s delivery of shares of Common Stock that would otherwise be due to such Participant with respect to the Restricted Stock Units. If any such deferral or election is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules and procedures for such delivery deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury regulations and rules promulgated thereunder, and including the requirement that the deferral election be entered into at the time of the grant and that the delivery date thereof be consistent with a permissible distribution date under Code Section 409A.
ARTICLE FIVE
DIRECTOR AUTOMATIC GRANT PROGRAM
5.1. TERMS
     This Article Five of the Plan was amended and restated effective as of March 26, 2010. All options outstanding under the Automatic Option Grant Program on March 26, 2010 continued in full force and effect in accordance with the existing terms of the agreements evidencing those options, and no change in this Article Five affected those options.
     A. GRANT/ISSUANCE DATES. Grants and issuances under this amended and restated Article Five shall be made on the dates specified below:
          1. On the date of each annual meeting of stockholders, beginning with the 2010 Annual Meeting of Stockholders, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be issued 15,000 shares of Restricted Stock and granted a Non-Statutory Option to purchase 25,000 shares of Common Stock, provided that such individual has served as an Eligible Director for at least six (6) months. There shall be no limit on the number of such annual option grants and Restricted Stock Awards any one Eligible Director may receive over his or her period of Board Service.
          2. Each individual who is first elected or appointed as an Eligible Director at any time on or after the 2010 Annual Meeting of Stockholders, other than at an annual meeting of stockholders, shall, on the date he or she commences Service as an Eligible Director, automatically be issued 15,000 shares of Restricted Stock and granted a Non-Statutory Option to purchase 25,000 shares of Common Stock.
          3. Each such issuance of Restricted Stock pursuant to the Director Automatic Grant Program shall be evidenced by a Restricted Stock Agreement that complies with the terms specified below. Participants shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has executed and delivered to the Corporation the applicable Restricted Stock Agreement.
     B. OPTION EXERCISE PRICE
          1. The exercise price per share for each option granted under this Article Five shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

Annex A-14

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
     C. OPTION TERM. Each option shall have a term of seven (7) years measured from the option grant date.
     D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable and fully vested as of the grant date for any or all of the option shares.
     E. TRANSFERABILITY OF OPTIONS. Each option granted under the Director Automatic Grant Program may be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
     F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any outstanding options under the Director Automatic Grant Program held by the Optionee at the time the Optionee ceases to serve as a Board member:
          (i) Subject to (ii) below, the Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.
          (ii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
     G. VESTING OF RESTRICTED STOCK. Each Restricted Stock Award under the Director Automatic Grant Program shall vest in a series of three successive annual installments over the three-year period measured from the grant date of such Award.
          1. The annual vesting dates for Restricted Stock Awards pursuant to Section 5.1.A.1 shall be as follows:
               (i) 5,000 shares of Restricted Stock shall vest on the earlier of (i) the first anniversary of the grant date of such Award or (ii) the day immediately preceding the date of the first annual meeting of stockholders following the grant date of such Award;
               (ii) 5,000 shares of Restricted Stock shall vest on the earlier of (i) the second anniversary of the grant date of such Award or (ii) the day immediately preceding the date of the second annual meeting of stockholders following the grant date of such Award; and
               (iii) 5,000 shares of Restricted Stock shall vest on the earlier of (i) the third anniversary of the grant date of such Award or (ii) the day immediately preceding the date of the third annual meeting of stockholders following the grant date of such Award.
          2. The annual vesting dates for Restricted Stock Awards pursuant to Section 5.1.A.2 shall be as follows:
               (i) 5,000 shares of Restricted Stock shall vest on the first anniversary of the grant date of such Award;

Annex A-15

               (ii) 5,000 shares of Restricted Stock shall vest on the second anniversary of the grant date of such Award; and
               (iii) 5,000 shares of Restricted Stock shall vest on the third anniversary of the grant date of such Award.
The Board member shall not vest in any additional shares of Restricted Stock following his or her cessation of Service as a Board member; provided, however, that each Restricted Stock Award held by an Eligible Director under the Director Automatic Grant Program will immediately vest in full upon his or her cessation of Board Service by reason of death or Permanent Disability. Upon the cessation of Service of any Board member while holding one or more unvested shares of Restricted Stock issued under the Director Automatic Grant Program, those unvested shares of Restricted Stock shall be immediately surrendered to the Corporation for cancellation, and the Board member shall have no further stockholder rights with respect to those shares.
          3. Unvested shares of Restricted Stock may be issued in book entry or certificate form and shall remain in the possession or control of the Corporation until such shares have vested, and all other conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable Withholding Tax), in accordance with the terms of the Restricted Stock Agreement. If issued in certificate form, such certificates shall include restrictive legends. A stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated will be required.
     H. TRANSFERABILITY OF RESTRICTED STOCK. Unvested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the Participant’s death. Upon vesting, and after all other conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Agreement, such shares of Restricted Stock shall become freely transferable (subject to any restrictions under applicable securities laws) by Participant.
5.2. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
     A. In the event of a Corporate Transaction while the Eligible Director remains a Board member, the following provisions shall apply:
          (i) Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction.
          (ii) The shares of Restricted Stock subject to any outstanding Restricted Stock Award made to such Eligible Director under the Director Automatic Grant Program which remain unvested at the time of such Corporate Transaction shall, immediately prior to the effective date of the Corporate Transaction, automatically vest in full.
     B. In the event of a Change in Control while the Eligible Director remains a Board member, the following provisions shall apply:
          (i) Each automatic option grant to such Eligible Director under the Director Automatic Grant Program shall remain exercisable for such option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.
          (ii) The shares of Restricted Stock subject to any outstanding Restricted Stock Award made to such Eligible Director under the Director Automatic Grant Program which remain unvested at the time of such Change in Control shall, immediately prior to the effective date of the Change in Control, automatically vest in full.
     C. Upon the occurrence of a Hostile Take-Over while the Eligible Director remains a Board member, the Eligible Director shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants under the Director Automatic Grant Program. The Eligible Director shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Eligible Director is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be

Annex A-16

paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.
     D. Each option which is assumed in connection with a Corporate Transaction or otherwise continued in full force or effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Eligible Director in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (ii) the number and/or class of securities for which grants are subsequently to be made under the Director Automatic Grant Program to new and continuing Eligible Directors. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Director Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.
     E. The existence of any Awards under the Director Automatic Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
5.3. REMAINING TERMS
     A. The remaining terms of each option granted under the Director Automatic Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.
     B. The remaining terms of each Restricted Stock Award under the Director Automatic Grant Program shall be the same as the terms in effect for Restricted Stock Awards under the Restricted Stock Program.
ARTICLE SIX
MISCELLANEOUS
6.1. TAX WITHHOLDING
     A. The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.
     B. The Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan (other than Awards made under the Director Automatic Grant Program) with the right to use either or both of the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards:
     Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of those Awards, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf.
     Stock Delivery: The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more shares of Common Stock previously acquired by such Optionee or Participant (other than in connection with the option issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

Annex A-17

6.2. EFFECTIVE DATE AND TERM OF THE PLAN
     A. The Plan became effective on the Plan Effective Date. Awards may be granted under the Discretionary Option Grant Program, the Restricted Stock Program, the Restricted Stock Unit Program and the Director Automatic Grant Program.
     B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date were incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.
     C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions, Change in Control and Hostile Take-Over may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.
     D. The Plan was restated by the Board on March 26, 2010 to reflect all prior amendments.
     E. The Plan shall terminate upon the earliest to occur of (i) February 5, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully- vested shares or (iii) the termination of all outstanding Awards in connection with a Corporate Transaction. Should the Plan terminate on February 5, 2019, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.
6.3. AMENDMENT OF THE PLAN.
     Except as provided below, the Board shall have complete and exclusive power and authority to amend, modify, suspend or terminate the Plan in any or all respects. However, no such amendment, modification, suspension or termination shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification or, unless approved by the stockholders, permit the Plan Administrator to reset the exercise price of outstanding options or grant new Awards in exchange for the cancellation of outstanding options with a higher exercise price. In addition, stockholder approval will be required for any amendment to the Plan that would (i) materially increase the benefits accruing to the Optionees and Participants under the Plan or materially reduce the price at which shares of Common Stock may be issued or purchased under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) materially extend the term of the Plan or (v) expand the type of awards available for issuance under the Plan, then to the extent required by applicable law, or deemed necessary or advisable by the Plan Administrator or the Board of Directors, such amendment shall be subject to stockholder approval.
6.4. USE OF PROCEEDS
     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
6.5. REGULATORY APPROVALS
     A. The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.
     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing

Annex A-18

and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.
6.6. NO EMPLOYMENT/SERVICE RIGHTS
     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

Annex A-19

APPENDIX
     The following definitions shall be in effect under the Plan:
     A. Award shall mean any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, Restricted Stock or Restricted Stock Unit award.
     B. Board shall mean the Corporation’s Board of Directors.
     C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
          (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or
          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
     D. Code shall mean the Internal Revenue Code of 1986, as amended.
     E. Common Stock shall mean the Corporation’s common stock.
     F. Corporate Transaction shall mean either of the following stockholder- approved transactions to which the Corporation is a party:
          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
     G. Corporation shall mean Quiksilver, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quiksilver, Inc. which shall by appropriate action adopt the Plan.
     H. Director Automatic Grant Program shall mean the director automatic grant program in effect under Article Five of the Plan for the Eligible Directors.
     I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.
     J. Eligible Director shall mean a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary) and who is accordingly eligible to participate in the Director Automatic Grant Program in accordance with the eligibility provisions of Articles One and Five.
     K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
     L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

Annex A-20

     M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Stock Market (or the Nasdaq Global Market) on the date in question, as such price is reported by The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (iii) If the Common Stock is at the time not listed on any established stock exchange, the Fair Market Value shall be determined by the Board in good faith.
     N. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
     O. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.
     P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
     Q. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
          (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
          (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than twenty percent (20%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.
     R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
     S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
     T. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Annex A-21

     U. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Director Automatic Grant Program.
     V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     W. Participant shall mean any person who is issued shares of Restricted Stock under the Restricted Stock Program or under the Director Automatic Grant Program, and any person who is issued Restricted Stock Units under the Restricted Stock Unit Program.
     X. Permanent Disability Or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is both (i) expected to result in death or determined to be total and permanent by two (2) physicians selected by the Corporation or its insurers and acceptable to the Optionee or the Participant (or the Optionee’s or Participant’s legal representative), and (ii) to the extent the Optionee is eligible to participate in the Corporation’s long-term disability plan, entitles the Optionee or the Participant to the payment of long-term disability benefits from the Corporation’s long-term disability plan. The process for determining a Permanent Disability in accordance with the foregoing shall be completed no later than the later of (i) the close of the calendar year in which the Optionee’s or the Participant’s Service terminates by reason of the physical or mental impairment triggering the determination process or (ii) the fifteenth day of the third calendar month following such termination of Service. However, solely for purposes of the Director Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the Eligible Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
     Y. Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended and restated and set forth in this document.
     Z. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.
     AA. Plan Effective Date shall mean March 31, 2000.
     BB. Predecessor Plans shall mean the Corporation’s (i) 1996 Stock Option Plan, (ii) the 1998 Nonemployee Directors’ Stock Option Plan, (iii) the 1995 Nonemployee Directors’ Stock Option Plan and (iv) the 1992 Nonemployee Directors’ Stock Option Plan, as each of those plans was in effect immediately prior to the Plan Effective Date hereunder.
     CC. Primary Committee shall mean the committee of two (2) or more Eligible Directors appointed by the Board to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to Section 16 Insiders.
     DD. Restricted Stock shall mean shares of Common Stock issued to a Participant pursuant to the Restricted Stock or Director Automatic Grant Program, subject to such restrictions and conditions as are established pursuant to such Restricted Stock or Director Automatic Grant Program.
     EE. Restricted Stock Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of grant of Restricted Stock under the Restricted Stock or Automatic Director Grant Programs.
     FF. Restricted Stock Program shall mean the discretionary Restricted Stock program under Article Three of the Plan.

Annex A-22

     GG. Restricted Stock Unit shall mean the right to receive one share of Common Stock issued pursuant to the Restricted Stock Unit Program, subject to such restrictions and conditions as are established pursuant to the Restricted Stock Unit Program.
     HH. Restricted Stock Unit Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of grant of Restricted Stock Units under the Restricted Stock Unit Program.
     II. Restricted Stock Unit Program shall mean the discretionary Restricted Stock Unit program under Article Four of the Plan.
     JJ. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to eligible persons other than Section 16 Insiders.
     KK. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liability provisions of Section 16 of the 1934 Act.
     LL. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary; or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.
     MM. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.
     NN. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     OO. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.
     PP. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
     QQ. Withholding Taxes shall mean the federal, state and local income and employment withholding taxes to which the Optionee or Participant may become subject in connection with the issuance, exercise or vesting of an Award made to him or her under the Plan.

Annex A-23

QUIKSILVER, INC.
15202 GRAHAM STREET
HUNTINGTON BEACH, CA 92649
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert B. McKnight, Jr. and Charles S. Exon as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Quiksilver, Inc. held of record by the undersigned on January 26, 2011, at the Annual Meeting of Stockholders to be held on March 22, 2011 and at any adjournment or postponement of such meeting.
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
QUIKSILVER, INC.
March 22, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at — http://www.quiksilverinc.com/proxy
Stockholders wishing to attend the annual meeting in person may obtain directions by contacting us at (714) 889-2200
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3 AND A VOTE FOR “THREE YEARS” ON PROPOSAL 4.

1. Election of Directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ Douglas K. Ammerman ☐ William M. Barnum, Jr. ☐ James G. Ellis ☐ Charles S. Exon ☐ M. Steven Langman ☐ Robert B. McKnight, Jr. ☐ Robert L. Mettler ☐ Paul C. Speaker ☐ Andrew W. Sweet
2. Approval of amendment of the Quiksilver, Inc. 2000 Stock Incentive Plan to increase the maximum number of shares reserved for issuance under the Plan and the maximum number of reserved shares issuable pursuant to restricted stock and restricted stock units under the Plan as described in the accompanying proxy statement.
          ☐ FOR      ☐ AGAINST      ☐ ABSTAIN

3. Approval, on an advisory basis, of the compensation of Quiksilver, Inc.’s named executive officers.
          ☐ FOR      ☐ AGAINST      ☐ ABSTAIN

4. Approval, on an advisory basis, of the frequency of holding an advisory vote on the compensation of Quiksilver, Inc.’s named executive officers.
          ☐ 1 YEAR      ☐ 2 YEARS      ☐ 3 YEARS      ☐ ABSTAIN

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ■		THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED, “FOR” PROPOSALS 2 AND 3 AND FOR A “THREE YEAR” FREQUENCY WITH RESPECT TO PROPOSAL 4. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE TIME OF PREPARATION OF THE PROXY STATEMENT, THE BOARD OF DIRECTORS KNOWS OF NO BUSINESS TO COME BEFORE THE MEETING OTHER THAN THAT REFERRED TO IN THE PROXY STATEMENT.

All other proxies heretofore given by the undersigned to vote shares of stock of Quiksilver, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Stockholder Date:			Signature of Stockholder Date:
     Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.